SHARE PURCHASE AGREEMENT

                                     between

                        CTT Cutting Tool Technology B.V.
                                   ("Seller")

                                       and

                              SNAP-ON Incorporated
                                    ("Buyer")

                           dated as of April 16, 1999

                                TABLE OF CONTENTS

1.   DEFINITIONS

     1.1  Certain Definitions

     1.2  Further Definitions

2.   REORGANIZATION OF THE BUSINESS

3.   PURCHASE AND SALE OF THE SHARES

4.   PURCHASE PRICE

     4.1  Purchase Price

     4.2  Calculation and Payment of Preliminary Purchase Price

     4.3  Price Adjustment

     4.4  Preparation of Closing Accounts

     4.5  Payment of Purchase Price

5.   REPRESENTATIONS  AND WARRANTIES BY SELLER

     5.1  Power and Authority of Seller

     5.2  No Violation of Laws and Regulations

     5.3  Existence of the Companies in the Group

     5.4  Title to the Shares

     5.5  Ownership of the Companies and the Ownership Interests

     5.6 The Pro Forma Balance Sheet; the Closing Accounts and the 1998 EBIT Statement

     5.7  Dividends

     5.8  Real Property

     5.9  Leases

     5.10 Title to Properties and Assets; Encumbrances

     5.11 Assets

     5.12 Loan Agreements, guarantees, etc.

     5.13 Material Contracts; Certain Other Agreements

     5.14 Breach of Agreement

     5.15 Change of Control

     5.16 Intellectual Property

     5.17 Documents Relating to Environmental Liabilit

     5.18 Environmental Liability

     5.19 Compliance with Laws, Regulations and Permits

     5.20 Insurance

     5.21 Employees and other Representatives

     5.22 Employee Benefit Plans

     5.23 Litigation

     5.24 Broker's or Finder's Fees

     5.25 Events since the Pro Forma Balance Sheet

     5.26 Tax

     5.27 Corporate Documents

     5.28 Accounts Receivable

     5.29 Products

     5.30 Ownership Interests

     5.31 Inventory

     5.32 Absence of Undisclosed or Unrelated Liabilities

     5.33 Disclosure

     5.34 Seller's Affiliates'Relationships with the Group

     5.35 Y2K-program

     5.36 Sole and Exclusive Representations and Warranties

6.   REPRESENTATIONS AND WARRANTIES BY BUYER

     6.1  Power and Authority of Buyer

     6.2  No Violation of Laws and Regulations

     6.3 Broker's or Finder's Fees 6.4 Financing

7. COVENANTS OF SELLER

     7.1  Access to Information and Documents

     7.2  Conduct of Business Pending Closing

     7.3  Consents and Approvals

     7.4  Resignation of Board Members

     7.5  Certain Indebtedness; Factoring

     7.6  Execution and Transfer of Agreements etc.

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

     7.7  Non-competition

     7.8  Solicitation of Key Employees

     7.9  Confidential Information

     7.10 Consultation regarding Reorganization of the Business

     7.11 Updated Disclosure Schedules

8.   COVENANTS OF BUYER

     8.1  Confidential Information

     8.2  Consents and Approvals

     8.3  No Interference

     8.4  Execution and transfer of Agreements etc.

     8.5  Certain Indebtedness; Guarantees etc.

     8.6  Discharge of Liability

     8.7  Handling of recalls, replacements and repairs

     8.8  Corporate Actions

     8.9  Board Members

9.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO SELL THE SHARES

     9.1  Shareholders'meetings etc.

     9.2  Buyer's Performance

     9.3  Consents and Approvals

     9.4  Execution and delivery of Agreements

10.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO PURCHASE THE SHARES

     10.1 Seller's Performance

     10.2 Consents and Approvals

     10.3 Resignations of Board Members

     10.4 Execution and delivery of Agreements

11.  CLOSING

     11.1 Time and place for Closing

     11.2 Items to be delivered and actions to be taken by Seller

     11.3 Items to be delivered and actions to be taken by Buyer

12.  TERMINATION

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

     12.1 Mutual Written Agreement

     12.2 Termination by Buyer

     12.3 Termination by Seller

     12.4 Effect of Termination at or prior to Closing or the Absence of Closing

13.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     13.1 Survival of Seller's Representations and Warranties

     13.2 Survival of Buyer's Representations and Warranties

14.  INDEMNIFICATION

     14.1 Indemnification for claims by Buyer of Seller's Representations and Warranties

     14.2 Indemnification for Breach by Buyer of Representations and Warranties

     14.3 Calculation of Loss etc.

     14.4 Limitation on Seller's Indemnification Obligations

     14.5 Procedure for Indemnification Claims

     14.6 Sole and Exclusive Remedy

15.  LIMITATIONS OF PRICE ADJUSTMENT AND SELLER'S INDEMNIFICATION OBLIGATIONS

16.  FURTHER UNDERTAKINGS BY THE PARTIES

     16.1 The Sandvik name and trade mark

     16.2 Execution of License Agreement

     16.3 Related Arrangements

     16.4 Matters relating to the Ownership Interests

     16.5 Publicity

     16.6 Disclaimer of liability; indemnification

     16.7 Special Indemnification

17.  MISCELLANEOUS

     17.1 Expenses

     17.2 Waiver

     17.3 Notices

     17.4 Entire Agreement

     17.5 Parties in Interest; Nonassignability

     17.6 Governing Law

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

     17.7 Arbitration

     17.8 Headings; References to Sections and Schedules

     17.9 Further Assurances

18.  ENTERING INTO FORCE


List of Schedules
-----------------

Schedule 1.1(A)       Accounting Principles
Schedule 1.1(B)       Sandvik's public annual report  for  1997  and  Products,
                      Manufacturing Facilities and Distribution Centres
Schedule 1.1(C)       Companies
Schedule 1.1(D)       Ownership Interests
Schedule 1.1(E)       Pro Forma Balance Sheet
Schedule 1.1(F)       Seller's Auditors
Schedule 1.1(G)       Seller's  knowledge
Schedule 2            Reorganization structure
Schedule 5(a)         Data Room Index
Schedule 5.3          Existence of the Companies in the Group
Schedule 5.5(a)-(d)   Ownership of the Companies and the Ownership Interests
Schedule 5.6          1998 EBIT statement
Schedule 5.7          Dividends
Schedule 5.8(a)-(b)   Real Property
Schedule 5.9          Leases
Schedules 5.10        Title to Properties  and Assets;  Encumbrances
Schedule 5.11         Assets
Schedule 5.12         Loan Agreements,  guarantees etc.
Schedule 5.13(a)-(b)  Material Contracts; Certain Other Agreements
Schedule 5.14(a)-(b)  Breach of Agreement
Schedule 5.15         Change of Control
Schedule 5.16         Intellectual  Property
Schedule 5.17         Environmental Documents
Schedule 5.18         Environmental  Liability
Schedule 5.19         Compliance with Laws,  Regulations  and Permits
Schedule 5.20         Insurance
Schedule 5.21(a)-(g)  Employees  and  other  Representatives
Schedule 5.22         Employee  Benefit  Plans
Schedule 5.23         Litigation
Schedule 5.27         Corporate  Documents
Schedule 5.35         Y2K Program
Schedule 7.4          Resignation  of Board Members
Schedule 7.8          Key Employees
Schedule 9.4          Execution and Delivery of Agreements (by Buyer
                      and Companies)

Schedule 10.4         Execution and Delivery of Agreements (by Seller
                      and Seller's Affiliates)
Schedule 11.2 (ii)    Form of Seller's  Closing  Certificate
Schedule 11.2 (iii)   Form(s) of Seller's  Opinion(s)
Schedule 11.3 (ii)    Form of Buyer's Closing  Certificate
Schedule 11.3 (iii)   Form(s) of Buyer's Opinion(s)
Schedule 16.2         Companies  Parties to the License  Agreement
Schedule 16.4.1       Agreements relating to Deville
Schedule 16.4.2       Certain Agreements relating to Uirlis




[The foregoing schedules are not filed herewith. Registrant agrees to furnish supplementally a copy of any such omitted schedule upon request.]

This Share Purchase Agreement is entered into on this 16th day of April, 1999, between CTT Cutting Tool Technology B.V., a Dutch limited liability company, S Gravelandseweg 401, 3125 BJ Schiedam, The Netherlands ("Seller") and Snap-On Incorporated, a company incorporated and existing under the laws of the State of Delaware, 10801 Corporate Drive, Pleasant Prairie, WI 53158, USA ("Buyer").

WHEREAS, Seller is a wholly owned subsidiary of Sandvik AB ("Sandvik"), a Swedish public company;

WHEREAS, Seller is the owner of the outstanding shares in SB Holding B.V. ("Holding"), a Dutch limited liability company;

WHEREAS, Holding, as the result of a reorganisation within the Sandvik group of companies, is or will as of Closing (as defined herein) be the owner, directly or indirectly, of the companies within the Sandvik group of companies conducting the line of business known as Saws and Tools (collectively the "Companies" and as defined in further detail in Section 1.1);

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the outstanding shares in Holding upon the terms and conditions set forth herein;

WHEREAS, Sandvik, upon the consummation of the transaction contemplated hereunder, is willing to enter into a separate arrangement with Buyer and certain of the Companies whereby such Companies are granted a limited, personal, non-transferable and non-exclusive right and license to use the Sandvik trade mark and logo upon the terms set forth in such arrangement; and

WHEREAS, certain of Seller's Affiliates (as defined below) prior to or upon the consummation of the transaction contemplated hereunder are willing to enter into separate arrangements with Holding and/or certain of the Companies to provide for continued use of

IT-capacity and distribution of products produced by the Companies and certain other transition arrangements.

NOW, THEREFORE, the parties hereto agree as follows.

1.        DEFINITIONS

1.1       Certain Definitions

When used in this Agreement, the following words and expressions shall have the meaning set forth below (such meaning to be applicable to both the singular and the plural form of such words and expressions).

"Accounting         shall mean the Saws and Tools accounting  principles set out
Principles"         in Schedule 1.1 (A), or if not covered  specifically in such accounting principles then Sandvik accounting principles (as set out in Schedule 1.1(A)), or if not covered by such accounting principles, then applicable laws and applicable generally accepted Swedish accounting principles;

"Agreement"         shall mean this Share Purchase Agreement,  including all the exhibits and schedules attached hereto, each of which constitutes an integral part of this Agreement;

"Business"          shall mean the Saws and Tools  business  conducted by Seller and Seller's Affiliates regarding the development (including research and development), manufacture and/or sale and distribution of hand saws, metal saws and various types of hand tools, such as pruning tools, wrenches, pliers, files etc. as described in further detail in Sandvik's public annual report for 1998 and in the Saws and Tools website as of March 31, 1999 (http://www.sawsandtools. sandvik.com) and, including without limitation, the products, product centres (including manufacturing facilities), sales units and distribution centres (including welding shops) described in Schedule 1.1 (B);

"Business Day"      shall mean any day when banks are open for  general  banking business in Amsterdam and in New York;

"Closing"           shall mean the consummation of the transaction  contemplated by this Agreement pursuant to Section 11;

"Closing Accounts"  shall mean the  audited  consolidated  balance  sheet of the
                    Group (including the Post Closing Companies) as of the Closing Date, prepared by Seller in conformity with the Accounting Principles and audited by Seller's Auditors;

"Closing Adjusted   shall mean the consolidated adjusted net assets of the Group
Net Assets"         as of the Closing Date, as reflected in the Closing Accounts and calculated as (i) the Group's total assets, exclusive of
                    (a) good will and (b) Liquid Assets (ii) minus the Group's total liabilities exclusive of Interest Bearing Liabilities;

"Closing Date"      shall mean the last Business Day in the calendar month which falls not less than five Business Days after the date upon which the conditions precedent listed in Sections 9 and 10 below are satisfied or waived;

"Companies"         shall   mean  the   companies   (directly   or   indirectly)
                    wholly-owned  or to be wholly-owned by Holding and listed in
                    Schedule  1.1(C)  (each   individually   referred  to  as  a
                    "Company" and collectively the "Companies");

"Confidential       shall  mean  information  of any kind or nature  whatsoever,
Information"        whether  written  or oral,  including,  without  limitation, financial  information,  trade  secrets,  customer lists and
                    other  proprietary  business   information,   regarding  the
                    Business, the Group, Seller or Seller's Affiliates, which information is not generally available to the public;

"1998 EBIT          shall mean the  statement  attached  hereto as Schedule  5.6
Statement"          showing the 1998 EBIT for the Business;

"Group"             shall mean Holding and the Companies;

"Holding"           shall mean SB Holding B.V.;

"Independent        shall  mean  the   independent   authorised   auditors  (Sw.
Auditors"           auktoriserade   revisorer)  of  Price  Waterhouse   Coopers,
                    Stockholm,  or any other accounting firm of  internationally recognized  standing to be  mutually  selected by Seller and
                    Buyer or if no agreement is reached, by Seller's accountants
                    and  Buyer's  accountants,   or  failing  agreement  by  the
                    accountants,  by the Arbitration  Institute of the Stockholm
                    Chamber of Commerce;

"Interest           shall mean (a) all interest  bearing  liabilities  to and/or
Bearing             loans  from  Seller,   Seller's  Affiliates  or  others  (b)
Liabilities"        liabilities  and/or  loans  (interest  bearing  or not) from
                    Seller   and   Seller's   Affiliates   resulting   from  the
                    Reorganization,  and (c) trade accounts  payable  reflecting financial  relations and other current  payables  reflecting financial relations as defined in further detail in Notes No
                    3 and 4 in the Pro Forma Balance  Sheet after  reduction for trade accounts  receivables  reflecting  financial relations and other current receivables reflecting financial relations as defined in further  detail in Notes No 1 and 2 in the Pro
                    Forma Balance Sheet.  For the avoidance of doubt,  all items listed in the category  "Interest  bearing  liabilities  and other liabilities reflecting financial relations" in the Pro
                    Forma  Balance  Sheet  shall  constitute   Interest  Bearing
                    Liabilities;

"Key Employees"     shall mean each of the  persons  set forth in  Schedule  7.8 hereto;

"Leases"            shall have the meaning set forth in Section 5.9;

"Liquid Assets"     shall mean all items listed in the  category  "Cash and cash deposits" in the Pro Forma Balance Sheet;

"Loss"              shall have the meaning set forth in Section 14.1;

"Material           shall mean (a) with  respect to any  Company in the Group or
Adverse             with respect to any asset of a Company in the Group,  as the
Effect"             case may be, an effect  on the item that is the  subject  of the reference that exceeds SEK 5 million and (b) with respect to two or more companies or the Business or the Group an effect on the item that is the subject of the reference that exceeds SEK 20 million, as the case may be;

"Material           shall mean any contractual  obligation of any company in the
Contract"           Group:

                    (i) imposing either a liability for payment or obligation exceeding SEK 5 million annually; or

                    (ii) which  cannot be  terminated  by the  relevant  Company within 18 months; or

                    (iii)having an  annual  lease-payment  commitment  exceeding
                         SEK 2 million; or

                    (iv) any shareholders'  agreement or similar  arrangement to which a Company in the Group is a party; or

                    (v) to which Seller or any Seller's Affiliates is a party (except for contractual obligations with Seller or any Seller's Affiliates which are specifically contemplated or referred to in this Agreement); or

                    (vi) any distributor or agency agreements with other parties than Seller or Seller's Affiliates; or

                    (vii)any license  agreements  with other parties than Seller or Seller's Affiliates; or

                    (viii) any other contract not in the ordinary  course of the
                         Business;

"Ownership          shall mean Sandvik's  minority  shareholding  in Deville S.A
Interests"          and  Uirlis  Torc  Teoranta  Ltd  respectively  as listed in
                    Schedule 1.1(D);

"Post Closing       shall have the meaning set forth in Section 2;
Companies"

"Preliminary        shall have the meaning set forth in Section 4.2;
Purchase Price"

"Price Adjustment"  shall have the meaning set forth in Section 4.3;

"Pro Forma          shall mean the consolidated adjusted net assets of the Group
Adjusted            as reflected in the Pro Forma  Balance  Sheet as of December
Net Assets"         31, 1998,  and  calculated  as (i) the Group's total assets, exclusive of (a) good will and

                    (b) Liquid Assets (i.e. SEK 2,246,578,000 minus SEK 0 minus SEK 421,929,000, (ii) minus the Group's total liabilities exclusive of Interest Bearing Liabilities (i.e. SEK 1,525,686,000 minus SEK 981,414,000), i.e. SEK
                    1,280,377,000;

"Pro Forma          shall mean the consolidated pro forma net asset statement of
Balance Sheet"      the Group as of  December  31,  1998,  prepared by Seller in conformity with the Accounting Principles and attached hereto as Schedule 1.1(E), as if the Reorganization was completed as at December 31, 1998. The Pro Forma Balance
                    Sheet accurately sets forth the assets (except for good will resulting from the Reorganization) and liabilities (other than liabilities resulting from the Reorganization) of the Group on a consolidated basis as at December 31, 1998;

"Purchase Price"    shall have the meaning set forth in Section 4.1;

"Real Property"     shall mean any real  property  owned by any of the Companies in the Group,  which real property all is listed in Schedule
                    5.8(a);

"Reorganization"    shall mean the transactions  described on Schedule 2 as such transactions may be modified by the parties following consultation in accordance with Sections 2 and 7.10 hereof;

"SEK"               shall mean Swedish kronor;

"Seller's           shall mean the Seller's present external auditors listed in
Auditors"           Schedule 1.1(F);

"Seller's           shall mean Sandvik and the legal  entities in which Sandvik,
Affiliates"         directly or indirectly (i) owns or controls more than 50 per cent of the outstanding shares or ownership interests,  (ii)
                    exercises or otherwise controls more than 50 per cent of the voting power,  or (iii) by agreement or similar  arrangement in effect has a  controlling  influence (in all cases except for (a) Holding and the  Companies and (b) Seco Tools AB and
                    the  other   companies   in  the  Seco  Tools  AB  group  of
                    companies);

"Seller's           any statement in this Agreement  qualified by the expression
knowledge           "to Seller's knowledge" or any similar
                    expression   shall  mean  the   knowledge   of  any  of  the
                    individuals listed in Schedule 1.1(G) and Schedule 7.8 which
                    individuals,   in  the  judgement  of  Sandvik  and  Seller,
                    collectively   have  the  best  knowledge  of  all  relevant
                    material facts and matters of the Business and the companies
                    in  the  Group  and  such   knowledge   shall   include  all
                    information which such individuals would have obtained following due inquiry of appropriate officers and employees responsible for the operation of the Business and the Group
                    Companies;

"Shares"            shall mean all of the outstanding shares in Holding.


1.2       Further Definitions

Other words or expressions which are intended to have a specific meaning are explained in the context in which the word or the expression for the first time is used in the Agreement.

2.        REORGANIZATION OF THE BUSINESS

The Business has been and is presently operated by the existing Companies and by various of Seller's Affiliates, some of which are operating their respective part of the Business as a division among other lines of business.

The Business will prior to Closing be reorganized into a separate group of companies (limited liability companies or the equivalent) operating exclusively the Business (except as otherwise set forth herein or in the various agreements referred to herein). Seller will be owner of Holding which will be the parent of the companies in the Group.

The Seller will cause the Reorganization to be executed in all material respects as described in further detail in Schedule 2. Seller shall consult with Buyer prior to completing any further steps in connection with the Reorganization with a view to causing the Reorganization to be accomplished in a fashion that maximizes the tax position of the Group companies without tax detriment to the Seller and Seller's Affiliates. All costs and expenses for the Reorganization, (including, without limitation, all taxes, stamp duties or other governmental charges, transfer fees, registration or recording fees, legal or notarial fees and any and all other costs, fees or expenses incurred or to be incurred to transfer any of the assets or liabilities of or interests in the Business to Holding or the Companies or Post-Closing Companies) will, to the extent not reflected as a liability on or provided for as a reserve in the Closing Accounts, be borne by Seller or Seller's Affiliates.

As set forth in Schedule 2, the Reorganization of the Business will in certain countries require the incorporation of new corporations and the transfer of the concerned parts of the Business to such corporations. It is acknowledged and agreed that in Spain and Italy, the incorporation of new companies and the transfer of the concerned parts of the Business to such companies (individually a "Post-Closing Company" and collectively the "Post Closing Companies") may not be completed on or prior to Closing. However, the parties agree not to postpone the Closing of the transaction as contemplated herein due to such possible delays, but instead close the transaction as contemplated herein irrespective of any delay in the reorganisation of the Business in such countries. In the event that Seller requests that the Closing occur prior to the completion of any transfer to any Post-Closing Company, Seller and Buyer shall, prior to Closing, agree on appropriate mechanisms for the arrangement of continuing insurance coverage for the operations related to the Business, for appropriate accounting for operations of the Business from the Closing Date to the transfer to a Post-Closing Company, and maintenance of appropriate financial books and records relating to the operations of the Business from the Closing Date to the transfer to a Post-Closing Company.

In the event the Closing occurs prior to the completion of the reorganization of any Post Closing Company, the Seller shall at Seller's cost and expense complete the reorganization of such Post Closing Company and deliver (without any additional charge or claim) to Holding all the issued and outstanding shares in such Post Closing Company as soon as reasonably possible subsequent to Closing, but in no event later than December 31, 1999. Pending Seller's delivery of the shares in any Post Closing Company to Holding, the parties shall and shall cause their respective affiliates to among themselves and in relation to third parties to the greatest extent legally permitted act as if the Reorganization of the Business in the countries concerned were completed and as if any such Post Closing Company was incorporated and a member of the Group.

3.        Purchase and Sale of the Shares

Upon and subject to the terms and provisions of this Agreement, Buyer agrees to purchase and accept delivery from Seller of, and Seller agrees to sell, assign, transfer and deliver to Buyer, at the Closing provided for in Section 11, the Shares free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind.

4.        PURCHASE PRICE

4.1       Purchase Price

The Purchase Price (i.e. the final price to be paid by Buyer) for the Shares shall be SEK three billion two hundred twenty five millions (3,225,000,000) (a) plus the Liquid Assets of the Group as of the Closing Date as stated in the Closing Accounts, (b) minus the Interest Bearing Liabilities of the Group as of the Closing Date as stated in the Closing Accounts, (c) plus or minus, as the case may be, an amount equal to the difference (positive or negative) between the Closing Adjusted Net Assets and the Pro Forma Adjusted Net Assets, (d) plus or minus, as the case may be, the Price Adjustment, if any, calculated as provided in Section 4.3 hereof.

Any write up, step-up, revaluation, or increase in the basis or value of any assets of the Business, including interests or shares in any of the Companies, resulting from or in connection with the Reorganization or otherwise occurring after December 31, 1998, to the extent not already fully reflected in the calculation of the Pro Forma Adjusted Net Assets, shall not be considered in the determination of the Closing Adjusted Net Assets.

4.2       Calculation and Payment of Preliminary Purchase Price


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

Buyer shall at the Closing in exchange for delivery of the Shares pay in cash to Seller a preliminary purchase price in the amount of SEK 2,665,515,000 (i.e. the price offered by Buyer cash free, debt free for the Shares plus Liquid Assets as set forth in the Pro Forma Balance Sheet (SEK 421,929,000) minus Interest Bearing Liabilities as set forth in the Pro Forma Balance Sheet (SEK 981,414,000) (the "Preliminary Purchase Price").

4.3       Price Adjustment

During a period of ninety (90) days from the date hereof, Seller shall allow Buyer and Buyer's external auditors, Ernst & Young LLP, to perform reasonable post-signing due diligence procedures to confirm the accuracy of the 1998 EBIT Statement. In order to enable Buyer's auditors to perform such procedures, Seller and Seller's Affiliates will provide Buyer and Buyer's auditors access to certain members of management and to financial records, including, but not limited to (i) management of the Group and the Companies, (ii) the books and accounting records of the Group and the Companies, (iii) the Seller's external auditors, and (iv) relevant work papers of the Seller's external auditors.

To the extent Buyer's external auditors believe that the 1998 EBIT Statement overstated EBIT (e.g. because of an understatement of expenses or an overstatement of income), Buyer and Buyer's auditors shall consult and work with Seller and Seller's auditors to determine jointly whether a Price Adjustment should be made in accordance with the provisions of this Section 4.3.

To the extent Buyer's auditors believe that the 1998 EBIT Statement understated expenses or overstated income, thereby overstating 1998 EBIT in such a way that the EBIT corrected for such items is considered as the correct component of the basis for the evaluation of the sustainable profitability of the Business on an on-going basis, (an "EBIT Adjustment"), and, if Seller and Buyer have not agreed on a Price Adjustment in accordance with the provisions of this Section 4.3, then Buyer may notify Seller in writing of such item of EBIT Adjustment ("Notice of EBIT Adjustment"), providing adequate background information justifying such adjustment.

If, but only if, Buyer submits such Notice of EBIT Adjustment, Seller and Seller's auditors may raise any adjustments to 1998 EBIT that they may discover in their review of Buyer's Notice of EBIT Adjustment or of the 1998 EBIT Statement which have the effect of upward adjustments of the 1998 EBIT.

Any disagreements between Buyer and Seller regarding the net EBIT Adjustment shall be resolved by the Independent Auditors as provided below. Any net EBIT Adjustment increasing or decreasing 1998 EBIT as agreed to between Buyer and Seller, or failing agreement, determined by the Independent Auditors, shall be multiplied by a factor of 6, and the resulting sum of such net EBIT Adjustments shall be an adjustment to the Purchase Price as provided in Section 4.1(d) hereof ("Price Adjustment"). In no event shall the effect of any net EBIT
Adjustment result in a decrease in the Purchase Price under Section 4.1(d) hereof of more than SEK 165,400,000 or in an increase in the Purchase Price under Section 4.1 (d) hereof of more than SEK 41,350,000.

For the avoidance of doubt, there shall be no Price Adjustment unless (a) Seller and Buyer agree to apply a Price Adjustment or (b) Buyer shall initiate the Price Adjustment mechanism by submitting a Notice of EBIT Adjustment.

By way of example, if it is agreed, or the Independent Auditors determine, that the 1998 EBIT Statement understated warranty expense by SEK 100,000, but that the 1998 EBIT Statement also overstated cost of goods sold by SEK 50,000, the net SEK 50,000 downward adjustment of 1998 EBIT should result in a Price Adjustment of SEK 50,000 multiplied by a factor of 6 (i.e. SEK 300,000),which shall be reflected in Section 4.1(d) hereof.

Seller and Buyer shall instruct their respective auditors to seek agreement on the EBIT Adjustment. In the event the auditors of Seller and Buyer have not reached agreement on such adjustments within thirty (30) days from the date of Buyer's submitting its Notice of EBIT Adjustment, any item of disagreement (each an "Item of Dispute") may be referred by either of Seller or Buyer to the Independent Auditors for resolution. The Buyer and Seller shall instruct their respective auditors to allow the Independent Auditors to immediately have access to all material and information, including work papers and other work material, which have been subject to review by and discussion among the auditors of Seller and Buyer.

Within thirty (30) days from the date any Item of Dispute was referred to them, the Independent Auditors shall provide to each of Seller and Buyer a written report calculating the EBIT Adjustment per the provisions of this Section 4.3. Such calculation shall (in the absence of a manifest error) be conclusive and binding upon Seller and Buyer and shall not be subject to review, appeal or any judicial proceeding or arbitration pursuant to Section 17.7.

The costs, fees and other charges by the Independent Auditors shall be shared equally by Seller and Buyer.

4.4       Preparation of Closing Accounts

The Closing Accounts will be prepared by Seller in accordance with the Accounting Principles applied on a basis consistent with the Pro Forma Balance Sheet and shall be audited by Seller's Auditors. The Closing Accounts shall reflect the liabilities and reserves of the Group computed in accordance with the Accounting Principles applied on a basis consistent with the Accounting Principles as they were used to prepare the Pro Forma Balance Sheet, but in no instance will the amount recorded as reserves for doubtful accounts or for inventory valuation reserve or for any other purpose be less than the amount recorded in the Pro Forma Balance Sheet, unless the decrease is justified by the operation of the Business between January 1, 1999 and the Closing Date. The cost of such audit shall be borne by Seller.

Buyer shall cause each of the companies in the Group to give Seller and Seller's Auditors unlimited access during normal business hours to all books, records, information etc. required or reasonably desirable to allow Seller and Seller's Auditors to properly prepare the Closing Accounts on a timely basis. To this end, Buyer shall, and shall cause each of the companies in the Group to, give Seller and Seller's Auditors all reasonable assistance in obtaining all books, records, information etc. reasonably required to prepare the Closing Accounts.

No later than sixty (60) days after the Closing Date, Seller will furnish the Closing Accounts to Buyer along with Seller's calculation of the Purchase Price for the Shares, reflecting Price Adjustment, if any, provided under Sections 4.3 and 4.1 (d) hereof. Seller will make available to Buyer or its auditors copies of all work papers and work material (including, but not limited to Seller's auditors' work papers and work material) supporting the Closing Accounts. Unless Buyer notifies Seller that it disagrees with the Closing Accounts or Seller's calculation of the Purchase Price within sixty (60) days after receipt thereof by a notice in writing ("Buyer's Notice"), setting forth all items of disagreement, including any items which may not have correctly stated a reserve, accrual or contingent liability or any other item in the Pro Forma Balance Sheet and which should be reflected on the Closing Accounts, (each an "Item of Dispute") and an explanation thereof (including but not limited to the amount of each such Item of Dispute), the Closing Accounts and Seller's calculation of the Purchase Price will be conclusive and binding upon Buyer and Seller with respect to the calculation of the Purchase Price. If Buyer so notifies Seller that it disagrees with the Closing Accounts or Seller's calculation of the Purchase Price within such sixty (60) day period, then Buyer and Seller will attempt to resolve their differences with respect thereto within thirty (30) days following Buyer's Notice. In the event that the Seller and Buyer are unable to resolve any Item of Dispute, either party may elect to have all such unresolved Items of Dispute resolved by the Independent Auditors. The Independent Auditors shall make a final and binding resolution of all Items of Dispute without recourse to arbitration pursuant to Section 17.7. The Independent Auditors shall be instructed to use every reasonable effort to perform their services within thirty (30) days of submission to it of the Items of Dispute and, in any case, as soon as practicable after such submission. The costs, fees and other charges of the Independent Auditors shall be shared equally by Seller and Buyer.

4.5       Payment of Purchase Price

Any difference (positive or negative) between the Purchase Price (calculated in accordance with the provisions in Section 4.1) and the Preliminary Purchase Price paid by Buyer, will be payable as follows.

If the Purchase Price is less than the Preliminary Purchase Price, Seller will promptly pay to Buyer the difference no later than ten (10) days following the final determination of the Closing Accounts and the calculation of the Purchase Price as set forth in Section 4.1.

If the Purchase Price is greater than the Preliminary Purchase Price, Buyer will promptly pay to Seller the difference no later than ten (10) days following the final determination of the Closing Accounts and the calculation of the Purchase Price as set forth in Section 4.1.

All payments made in accordance with this Section 4.5 will be paid by wire transfer of immediately available funds in SEK made to an account designated by the party to receive such payment. Each such payment will include interest on the amount payable at an annual rate of five (5) per cent from the Closing Date to and including the date of payment.

5.        REPRESENTATIONS AND WARRANTIES BY SELLER

Prior to the date hereof, the Buyer has conducted a limited due diligence investigation of documents made available to Buyer in Seller's data room. The said due diligence investigation has referred to environmental, legal, accounting, tax and business aspects included in the data room material including certain requested and received environmental business, legal and financial documentation and other written information relating to the Group. Each of Seller and Buyer has on the date hereof taken a copy of all documents contained in the dataroom and an index of the information contained in the dataroom is attached hereto as Schedule 5(a).

It is explicitly agreed that the representations and warranties of the Seller set forth in this Section 5, shall not apply to facts or circumstances disclosed to Buyer prior to the execution of this Agreement in the data room materials or in the additional documentation requested by and supplied to Buyer prior to the date hereof provided that the Buyer reasonably should have foreseen the consequences of such disclosed facts or circumstances bearing in mind, inter alia, the limited access to photocopies, materials and answers to attendant questions.

Seller represents and warrants to Buyer as follows:

5.1       Power and Authority of Seller

Seller is and will on the Closing Date be a corporation duly organized and validly existing under the laws of the Netherlands. Assuming the adoption of the appropriate resolution(s) satisfying Seller's condition precedent set forth in
Section 9.1, Seller has and will on the Closing Date have the corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of Seller and constitutes and will on the Closing Date constitute a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

5.2       No Violation of Laws and Regulations

Assuming that Seller's condition precedent set forth in Sections 9.1 and 9.3 are fulfilled, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby:

          (i)       will  not  violate  any   provision   of  the   Articles  of
                    Association of Seller;

          (ii) will not violate any statute, rule, regulation, order or decree of any public body or authority by which Seller or any company in the Group or any of their properties or assets is bound; and

          (iii) will not result in a violation or breach of, constitute a default under, or give rise to a right of termination, modification or acceleration of the performance required by any licence, permit, agreement or other instrument to which Seller or any company in the Group is a party or otherwise is bound or by which any properties or assets of the Business are bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults, which, either individually or in the aggregate, would not prevent Seller from performing its obligations under this Agreement or consummation of the transactions contemplated by this Agreement or would not have a Material Adverse Effect on the assets, financial condition or business of the Group or of any Company following the consummation of the transactions contemplated by this Agreement.

5.3       Existence of the Companies in the Group

Each of the companies in the Group will on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be a limited liability corporation (or the equivalent), duly organized and validly existing under the laws of its respective jurisdiction of incorporation and will on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, have all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as such business is now being conducted within the Business. Except as set forth in Schedule 5.3, each of the companies in the Group will on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be duly qualified or licensed to do business in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on the business, financial condition or results of the operations of the relevant company in the Group.

Except as set forth in Schedules 16.4.1 and 16.4.2 and the documents referred to therein, to Seller's knowledge, the representations and warranties in the preceding paragraph are and will on the Closing Date be true and correct also with respect to the companies identified in Schedule 1.1(D). No petition for bankruptcy or liquidation or similar proceeding has been or is required to be filed by or against a Company.

5.4       Title to the Shares

Seller will on the Closing Date own all of the Shares (including all of the voting powers of such shares) free and clear of all liens, encumbrances, claims, options and restrictions of every kind. Seller will at the Closing have good and transferable title to the Shares and will at the Closing have the right, power and authority to sell and deliver the Shares to Buyer in accordance with the terms of this Agreement. There will on the Closing Date be no outstanding obligations, warrants, options, preemptive rights or other agreements to which Seller or Holding is a party or otherwise bound, providing for the issuance of any additional shares or for the purchase, sale or repurchase, redemption or other acquisition of shares in Holding, except for this Agreement. The Shares will on the Closing Date be duly authorized, validly issued and fully paid.

5.5       Ownership of the Companies and the Ownership Interests

Except as set forth in Schedule 5.5(a) Holding will on the Closing Date or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, own all of the issued and outstanding shares of the share capital in each of the respective Companies (including all of the voting power of such shares) free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, and the shares in the respective Companies will then be duly authorized, validly issued and fully paid. Except as set forth in Schedule 5.5(b), there will on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be no outstanding obligations, warrants, options, convertible debt instruments, debt instruments with subscription rights for new shares, preemptive rights or other agreements to which Seller, Holding or any of the Companies is a party or otherwise bound, providing for the issuance of any additional shares or for the purchase, sale or repurchase, redemption or other acquisition of shares in Holding or the Companies, except for this Agreement. The respective authorized and issued share capital in Holding and each of the Companies and the par value of the respective shares are accurately listed in Schedule 5.5(c).

Holding will on the Closing Date be the owner of the Ownership Interests. Except as set forth herein or in Schedules 16.4.1 and 16.4.2 and the documents referred to therein, there will be no outstanding obligations, warrants, options, preemptive rights or other agreements providing for the issuance of any additional shares or for the purchase, sale or repurchase, redemption or other acquisition of shares in the companies to which the Ownership Interests pertain and the Ownership Interests will be free and clear of any other liens, encumbrances, claims, options and restrictions of every kind. The respective authorized and issued share capital in the companies to which the Ownership Interests pertain and the par value of the respective shares are accurately listed in Schedule 5.5 (d).

Holding will on the Closing Date have no ownership interest in any other company or legal entity other than the Companies - including the Post Closing Companies as provided for in Section 2 herein - and the Ownership Interests. No former shareholder or third party has any claim regarding contribution or any similar claim towards a Company.

5.6       The Pro Forma Balance  Sheet;  the Closing  Accounts and the 1998 EBIT
          Statement

The Pro Forma Balance Sheet was prepared in conformity with the Accounting Principles. For the avoidance of doubt, the Pro Forma Balance Sheet was prepared as if the reorganization of the Business was completed as at December 31, 1998. The Pro Forma Balance Sheet accurately sets forth the assets (except for good will resulting from the Reorganization) and liabilities (other than liabilities resulting from the Reorganization) of the Group on a consolidated basis as at December 31, 1998. The 1998 EBIT Statement attached hereto as Schedule 5.6 was prepared in accordance with the Accounting Principles. For the avoidance of doubt, the 1998 EBIT Statement was prepared as if the Reorganization was completed as at January 1, 1998. The 1998 EBIT Statement accurately sets forth all items of income and expense incurred by the Group on a consolidated basis for the twelve month period ended December 31, 1998, and properly characterizes such items as operating or as non-recurring/extraordinary items.

The Closing Accounts will be prepared in conformity with the Accounting Principles as if the Reorganization was completed as at the Closing Date. The Closing Accounts will accurately set forth the assets and liabilities of the Group on a consolidated basis as at the Closing Date.

5.7       Dividends

Except as set forth in Schedule  5.7,  since  December 31, 1998,  no  dividends, interim dividends, stock repurchases or other distributions (including distribution of share capital) have been declared or paid by Holding or any of the Companies to Seller or Seller's Affiliates.

5.8       Real Property

Schedule 5.8(a) contains an accurate list of all Real Property which will be owned by Holding or the Companies on the Closing Date, or, with respect to the Post Closing Companies on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies.

Except as set forth in Schedule 5.8(b)

(i) the Real Property will on the Closing Date, or, with respect to the Post Closing Companies on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be owned (and with respect to Swedish Real Property, the respective Companies will be registered as owners of such property; Sw. "lagfart") free and clear of any mortgages, liens, encumbrances or claims and will not be subject to any pending contract of sale or any other restrictions, pledges or similar charges of any kind;

(ii) no Real Property, including installations and improvements thereon, will on the Closing Date, or, with respect to the Post Closing Companies on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be in violation of any applicable zoning, building, security or environmental protection code; there will on the Closing Date, or, with respect to the Post Closing Companies on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be no zoning, building or environmental protection code or any other restriction of whatever nature in regard to use or occupancy which is likely to have a Material Adverse Effect on the use and occupancy of that real estate, including installations and improvements thereon, after the Closing Date (for the purposes for which they are presently used) or require any material expenditure by the relevant Company;

(iii) no Real Property will on the Closing Date, or, with respect to the Post Closing Companies on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be subject, in whole or in part, to any expropriation or requisition procedure or other administrative procedure which may have a Material Adverse Effect on the value of such Real Property; and

(iv) to Seller's knowledge, no Real Property will on the Closing Date, or, with respect to the Post Closing Companies on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be subject to or likely to be subject to any material claim or action in connection with hidden defects, failure to comply with applicable regulations or builders' liability.

5.9       Leases

Schedule 5.9 contains an accurate list as of the date hereof of all material lease contracts (and the term for building leases) covering personal property and all lease contracts covering real property pertaining to the Business. All such leases, subject to Section 16.3, will be transferred to the companies in the Group on or prior to Closing or, with respect to the Post Closing Companies, on or prior to the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies.

With respect to the leases listed in Schedule 5.9 and other lease agreements covering personal or real property pertaining to the Business, except as set forth in Schedule 5.9

(i) the leased properties are and will on the Closing Date be in good operating condition and in such condition as would be required at the end of the term of such lease;

(ii) the respective owners and lessees of the leased properties have and will on the Closing Date have fulfilled all material obligations under the leases;

(iii) there are no legal or administrative proceedings pertaining to the leases or the leased properties and, to Seller's knowledge, there are no reasons to believe that such proceedings will be initiated; and

(iv) the leases remain in full force and effect and no notice has been given by any party thereto to terminate any of the same.

5.10      Title to Properties and Assets; Encumbrances

Except as set forth in Schedule 5.10, each of Holding and the Companies will on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, have good and marketable title to all of their respective material properties and assets including, without limitation, all assets reflected on the Closing Accounts (collectively "Material Properties"). Further, all such Material Properties and other assets are and will on the Closing Date be subject to no mortgage, encumbrance, lien, charge or other restriction of any kind or character (collectively "Liens"), except for Liens reflected in Schedule 5.10 and:

(i)       Liens reflected in the Pro Forma Balance Sheet;

(ii) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the relevant owner in the operation of its business;

(iii) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent but fully accrued on the Closing Accounts for the period from December 31, 1998 to the Closing Date; and

(iv) Liens arising by operation of law which do not materially affect the operation of the business of the concerned company in the Group provided that the same have arisen in the ordinary course of business of such Company.

The consummation of the transactions contemplated herein will not result in the creation of any Lien on the Material Property.

5.11      Assets

All the assets, tangible and intangible, used in or intended for the Business as presently conducted including, without limitation, the Saws & Tools website and all assets reflected on the Closing Accounts but no other assets - will, except as otherwise set forth herein or resulting from the transactions or arrangements contemplated herein, on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be owned by the companies within the Group, and such assets will, together with the agreements and arrangements contemplated herein, allow and be sufficient for the Group to continue to operate the Business subsequent to Closing in a manner in all material respects consistent with the present operation of the Business. For the avoidance of doubt, the assets to be transferred to and owned by Holding and the Companies within the Group (including the Post-Closing Companies) on the Closing Date shall include all books and records of the Companies in the Group and copies of any books and records of Seller and any Seller's Affiliates relating directly or indirectly to the operation of the Business.

Except as contemplated or reflected herein, since January 1, 1998, there has been no material change to the Business or the assets (tangible or intangible) of the Business, which has not been in the ordinary course of the Business.

Except as set forth in Schedule 5.11, the respective Material Properties (including Real Property and leased assets) of the Business are and will on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing
Companies, be in good working order and condition, ordinary wear and tear excepted.

5.12      Loan Agreements, guarantees, etc.

Schedule 5.12 lists all loans, credit agreements, bank overdrafts, discount facilities, and all banking facilities, and all guarantees and sureties of any kind including pledges, mortgages, endorsements and pledges on contracts, which are binding upon Holding or any of the Companies or otherwise pertaining to the Business on the date hereof.

All loans etc. listed in Schedule 5.12 have been made in the ordinary course of the Business.

5.13      Material Contracts; Certain Other Agreements

All Material Contracts pertaining to the Business and to which the companies in the Group are or on the Closing, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, will be parties or otherwise be bound and all Material Contracts which are intended to be transferred or assigned to companies in the Group in the course of the transactions contemplated herein, are listed in
Schedule 5.13(a). For the avoidance of doubt, no agreement, contract or other arrangement contemplated or provided for in this Agreement shall be deemed to be a Material Contract.

All Material Contracts to which the companies in the Group are or will be parties or otherwise be bound have been or will be made for commercial reasons and on commercial terms in the ordinary course of business within the interest of the Business and consistent with the commercial practice of the Sandvik group of companies and no Material Contract provides or will provide for aggregated rebates or discounts (i.e. rebates or discounts established upon the sale of other products than products sold within the Business).

Except as set forth in Schedule 5.13(a), all Material Contracts are and will on the Closing Date be in full force and effect and no notice of termination of any Material Contract has as of the date hereof been given.

Except for the Material Contracts and the contracts, agreements and other arrangements provided for or contemplated in this Agreement and those listed in
Schedule 5.13(b), on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's
delivery to Holding of the shares in the respective Post Closing Companies, neither Holding, nor any of the Companies will be a party to or otherwise bound by:

(i) any agreement, contract or commitment materially limiting the freedom of disposing its assets;

(ii)      any  agreement,  contract or commitment  which  contains  restrictions
          which   materially   limits  the   development  of  their   respective
          businesses; or

(iii) any share or asset sale (i.e. sale of a business) agreement or any contract not in the ordinary course of the business containing outstanding indemnities on the part of Holding or any Company.

5.14      Breach of Agreement

Except as set forth in Schedule 5.14(a), neither Holding, nor any of the Companies or the Seller's Affiliates operating the Business has or will on the Closing Date have in any material respect violated any Material Contract and, to Seller's knowledge, no counterparty to any of the Material Contracts has or will on the Closing Date have in any material respect violated any such contract, the effect of which will not be fully reflected in the Closing Accounts.

With respect to other arrangements than the Material Contracts, except as set forth in Schedule 5.14(b), Holding, the existing Companies and the concerned Seller's Affiliates have not and will not on the Closing Date have violated any of their obligations under any agreement, contract or arrangement pertaining to the Business (other than the Material Contracts), which are binding upon them or the properties or assets of the Business, in a manner which may have a Material Adverse Effect on the Business, and no other party to such agreement, contract or arrangement has and will not on the Closing Date have violated any of its obligations thereunder in a manner which may have a Material Adverse Effect on the Business, the Group or any of the Companies which will not be fully reflected in the Closing Accounts.

5.15      Change of Control

Except as disclosed in Schedule 5.15, or as contemplated in Section 16.3, no agreement to which Holding or any of the Companies on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, will be a party or otherwise bound, contains provisions giving the other party or parties thereto the right to amend, terminate, accelerate the performance under or refuse extension of such agreement as a result of the transactions contemplated by this Agreement. For the avoidance of doubt, this Section 5.15 does not cover any agreement which if so amended, accelerated, terminated or not extended would not have a Material Adverse Effect on the company or companies in the Group being a party or parties to it or otherwise bound by it.

5.16      Intellectual Property

Listed in Schedule 5.16 are the trade names, trade marks, designs, models and patents which on the Closing Date will be owned or have been applied for by Holding or any of the Companies (collectively, the "Intellectual Property").

Except as set forth in Schedule 5.16;

(i) either Holding or a Company will on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, own the entire right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to use and license the same) and each item constituting part of the Intellectual Property shall have been, in the jurisdictions indicated in Schedule 5.16, duly registered with, filed in or issued by, as the case may be, the proper government entity and such registrations, filings and issuances remain in full force and effect and, if and to the extent set forth therein, such registrations expire on the dates indicated in such schedule;

(ii) there are and will on the Closing Date be no pending proceedings or litigation or other adverse claims which will have a Material Adverse Effect on the use of the Intellectual Property; and

(iii) the Business is not infringing and has not infringed any intellectual property rights of any third parties, nor, to Seller's knowledge (except as set forth in Schedule 5.16) is any third party infringing the Intellectual Property.

The Intellectual Property together with the intellectual property and know-how which will be owned by or licensed to or otherwise, under the arrangements contemplated herein, provided to the Group on or prior to the Closing, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, is all the intellectual property and know how presently used in the Business and will be sufficient to allow the Group to continue to operate the Business as presently conducted.

There has been and there will on the Closing Date be no infringement of Intellectual Property which has had or will be likely to have a Material Adverse Effect on the Business, which is not fully reflected in the Closing Accounts.

5.17      Documents Relating to Environmental Liability

Attached as Schedule 5.17 are all of the documents in Seller's, Seller's Affiliates', Holding's and the existing Companies' possession concerning current or potential environmental liabilities arising under applicable environmental laws, regulations, orders, judgements, permits and decrees pertaining to the Businesses or any of its properties or assets, whether owned or leased.

5.18      Environmental Liability

Except as otherwise set forth in the documents contained in Schedule 5.17 or as set forth in Schedule 5.18, each of Holding, the Companies and the Seller's Affiliates engaged in the relevant parts of the Business are and will on the Closing Date be in compliance with and there are and there will on the Closing Date be no current or potential material liabilities including remediation relating to or arising under applicable environmental laws, regulations, orders, judgements, permits or decrees and Holding, the Companies and the Seller's Affiliates engaged in the relevant parts of the Business have obtained and are and will on the Closing Date be in compliance with all material permits required by applicable environmental laws (as in force and effect on the date hereof).

5.19      Compliance with Laws, Regulations and Permits

Except as set forth in Schedule 5.19, Holding, the Companies and the Seller's Affiliates presently operating the relevant parts of the Business are and will on the Closing Date be in compliance with all applicable laws, regulations, orders, judgements and decrees and have obtained and are and will on the Closing Date be in compliance with all governmental licenses, permits and authorizations required to conduct their respective parts of the Business as conducted as of the date hereof, except where the failure to so comply or to obtain such licenses, permits or authorizations would not have a Material Adverse Effect on the relevant company in the Group or the relevant parts of the Business (as the case may be).

All such material licenses, permits and authorizations are and will on the Closing Date be in full force and effect and no proceeding is pending or, to Seller's knowledge, threatened, seeking to cancel or amend any such license, permit or authorization and, except as otherwise provided for or contemplated herein or in the arrangements referred to or contemplated hereby, to Seller's knowledge, none of the transactions contemplated in this Agreement or any agreement contemplated herein will result in the cancellation or amendment to any such license, permit or authorization which could have a Material Adverse Effect.

For the avoidance of doubt, the representations and warranties contained in the preceding paragraphs of this Section 5.19 shall in no event apply to any environmental matter or aspect.

The financial condition of each of Holding and the Companies and the companies to which the Ownership Interests pertain is and will on the Closing, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, not be such as could result in an obligation under applicable law to enter into liquidation, bankruptcy or similar proceedings or in any of its shareholders being required under applicable law to further capitalize or otherwise provide financial support to it or assume any of its debts, obligations or liabilities.

5.20      Insurance

The insurance coverage maintained by or covering the Business is adequate and customary for the Business and is in full force and effect as of the date hereof. The "Sandvik Policies" (as defined in Schedule 5.20) are group insurances which will cease to cover Holding and the Companies on Closing.

5.21      Employees and other Representatives

Except for the  President  and the Vice  President of AB Sandvik Saws and Tools,
Schedule 5.21(a) contains a list of the employment contracts with top level managers employed in the Business and other employees employed in the Business having special or significantly unusual terms of employment. The terms of employment for other employees employed in the Business are in line with what is customary in the business.

Without prejudice to the foregoing, except as set forth:

(i) in Schedule 5.21(b), no sum is and no sum will as of the Closing, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be due to any present or former employee, agent or representative of Holding or any of the Companies (including the Post Closing Companies) as the result of their service and/or other contracts or agreements, other than the right to payments accrued but not yet payable or the reimbursement for expenses;

(ii) in Schedule 5.21(c), there are and there will on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be no collective bargaining agreements or bonus programs or severance pay program with respect to any of the employees, board members or former employees or former board members of Holding or any of the Companies.

(iii) in Schedule 5.21 (d) the consummation of the transactions contemplated by this Agreement will not entitle any employee or former employee of the Group to severance pay, unemployment compensation, bonus or any other payment resulting in payments from or costs for Buyer or the Group or accelerate the time of payment or vesting for, or increase the amount of, compensation due to any such employee or former employee and payable by Buyer or the Group;

(iv) in Schedule 5.21(e), no former employee of the Group or the entities presently operating the Business is or will as of Closing, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be entitled to re-employment by any company in the Group;

(v) in Schedule 5.21(f), no senior manager of the companies in the Group or employed in the Business including, without limitation, those listed on Schedule 7.8 hereof has given notice of termination of his or her employment as of the date hereof;

(vi) in Schedule 5.21(g), since January 1, 1997, there have not occurred any strikes, slow downs, work stoppages or other similar labour actions by any group of employees in the Business.

5.22      Employee Benefit Plans

Each material employee benefit plan, which is or which will be maintained by either Holding or any of the Companies on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies (collectively, the "Plans") is set forth in Schedule 5.22. Each such Plan is and will on the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be in substantial compliance with the respective applicable laws and each such Plan has been and will as of the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be administered and operated in all material respects in accordance with its terms and, if and to the extent required pursuant to applicable law or the terms of such Plans, such Plans are and will as of the Closing Date, or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, be adequately funded.

5.23      Litigation

Except for the matters listed in Schedule 5.23, there is and there will on the Closing Date be no suit, administrative proceeding, arbitration or other legal proceeding pending or threatened against any of Holding, the Companies or any of Seller's Affiliates with respect to the Business conducted by such concerned
Seller's Affiliate, their businesses, properties or assets which would, if adversely decided, have a Material Adverse Effect on the Business or the financial condition or results of the operations of the concerned companies in the Group, and, to Seller's knowledge there are no facts or circumstances which are likely to give rise to any such suit or legal proceeding.

Except for the matters listed in Schedule 5.23, there is and there will on the Closing Date be no such suit or proceeding pending by any of Holding or the Companies against any other individual or party, which would, if adversely decided, have a Material Adverse Effect on the Business or the financial condition or results of the operations of the concerned companies in the Group.

5.24      Broker's or Finder's Fees

No agent, broker, person or firm acting on behalf of Seller, Seller's Affiliates or the companies in the Group is on the date hereof, or will on the Closing Date be, entitled to any commission or broker's or finder's fees from any of the parties hereto, in connection with any of the transactions contemplated herein, except for Lehman Brothers whose fees and expenses will be paid by Seller or Seller's Affiliates.

5.25      Events since the Pro Forma Balance Sheet

From December 31, 1998, and except as expressly contemplated or required or permitted by this Agreement, the Business conducted (or to be conducted) by each of Holding, the Companies, including the Post Closing Companies, and the Seller's Affiliates to the extent engaged in the Business, have been operated in the ordinary course and no action has been taken which, if taken subsequent to the execution of this Agreement and on or prior to the Closing, would constitute a breach of Seller's covenants set forth in Section 7.2, and, to Seller's knowledge, there are no events or circumstances (except for macro economic events or developments or similar circumstances which are publicly known), which may have a Material Adverse Effect on the Business or the financial condition of the Group or any Company.

5.26      Tax

Each of Holding and the Companies, has filed all tax returns that it was required to file. All such tax returns were correct and complete in all material respects. Each of Holding and the Companies will as of Closing, or, with respect to the Post Closing Companies on the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, have withheld or paid all taxes, including any interest or penalties, social security contributions and charges (including compulsory health and unemployment insurance and pension fund payments required by applicable law), required to have been withheld or paid (whether or not shown on any tax return) or, if and to the extent required under applicable laws and the Accounting Principles, will have made the appropriate reservations therefor in the Closing Accounts.

No Company in the Group is or will on the Closing Date, and no Post-Closing Company will, on the date of Seller's delivery to Holding of the shares of such Post-Closing Company, be subject to any liability for tax resulting from the operations of the Business or the ownership, operation or transfer of the assets of the Business, prior to Closing including, without limitation, from the Reorganization as contemplated in Section 2 hereof, for which sufficient reservations will not be made in the Closing Accounts.

5.27      Corporate Documents

True and correct copies of the Articles of Association or similar and registration certificates or similar records (if and to the extent applicable) for each of Holding, the existing Companies and Deville and Uirlis, are attached hereto as Schedule 5.27. Except as may be required by applicable laws or as a result of the Reorganisation, no resolution has been passed or will have been passed on the Closing Date to alter any of such corporate documents. All material corporate documents (including minutes, contracts and permits) of the companies in the Group are kept in good order.

5.28      Accounts Receivable

All accounts receivable of the companies in the Group as of Closing or, with respect to the Post Closing Companies, on the day of Seller's delivery to Holding of the shares in the respective Post Closing Company will be bona fide accounts receivable created in the ordinary course of the Business and will be collectable within a period of six months from their respective due dates in amounts not less than the aggregate amount thereof as reflected in the Closing Accounts.

5.29      Products

The companies within the Group have and will on the Closing Date have no liability for replacement or repair, or damages arising out of any injury to persons or property or otherwise as a result of the ownership, possession or use of any products sold by the Business up to the Closing Date.

Holding, the existing Companies and the Seller's Affiliates to the extent engaged in the Business have not received any order from any administrative, judicial or other authority, or any request from any professional or consumer body to recall any of their products, or to inform their customers of a defect or danger caused by a defect in any of their products or linked to their use, and do not anticipate any spontaneous recall campaign for any of their products.

5.30      Ownership Interests

With respect to the Ownership Interests, neither Holding, nor any of the companies in the Group will be liable to the creditors of Uirlis or Deville and there will be no requirement under applicable laws on the shareholders in such companies to further capitalize or otherwise provide financial support or corporate guarantees or comfort letters supporting any debts or liabilities of such companies due to any event or circumstances which have occurred prior to Closing.

5.31      Inventory

All inventory reflected in the Closing Accounts will consist of quality and quantity usable and saleable in the ordinary course of business of the Business, will have a commercial value at least equal to the value shown on such Closing Accounts and will be valued in accordance with the Accounting Principles.

5.32      Absence of Undisclosed or Unrelated Liabilities

Except as and to the extent fully accrued or reserved in the Closing Accounts, no Company in the Group will on the Closing Date, and no Post-Closing Company will, on the day of Seller's delivery to Holding of the shares of such Post-Closing Company, have or be subject to any liabilities, commitments or obligations, whether accrued, absolute, contingent, direct, indirect or otherwise, other than commercial liabilities and obligations incurred in the ordinary course of business of the Business and consistent with past practice. As of the Closing, no Companies of the Group, and as of the day of the delivery to Holding of the shares of the Post-Closing Companies, no Post-Closing Company, shall have or be subject to any liabilities not solely related to or arising from the conduct of the Business, and Seller represents and warrants that no such liabilities unrelated to the Business shall have been transferred in connection with the Reorganization.

5.33      Disclosure

No representation or warranty by Seller in this Agreement, nor any statement, certificate, schedule or document furnished or to be furnished by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated hereby or contained in the data room, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

5.34      Seller's Affiliates' Relationships with the Group

Following the Closing or, with respect to the Post-Closing Companies, following the day of Seller's delivery to Holding of the shares of the Post-Closing Companies, neither Seller nor any of Seller's Affiliates shall have any direct or indirect interests in the Business, in any of the properties, assets or rights which are used in the conduct of the Business, any claims against the Business, any of the companies of the Group or any of their respective properties or assets, or shall have any direct or indirect interest in any entity which does business with any of the companies in the Group, excepting only any interests, rights or claims resulting from the Reorganization which will be repaid at or shortly following the Closing or arising under or in connection with the ancillary agreements referred to herein and to be executed in connection with the transactions contemplated hereby.

5.35      Y2K-program

The companies in the Group are covered by a year 2000 program as described in further detail in Schedule 5.35 hereto. The companies in the Group are and will on the Closing Date be in compliance with such program.

5.36      Sole and Exclusive Representations and Warranties

Seller makes no representation or warranty whatsoever, expressed or implied, beyond the representations and warranties given in this Agreement and Seller's liability for the companies in the Group and their respective businesses is limited to the representations and warranties set forth in this Section 5. For the avoidance of doubt, except as explicitly set forth herein, no representations or warranties are given with respect to the Ownership Interests or Deville and Uirlis respectively.

6.        REPRESENTATIONS AND WARRANTIES BY BUYER

Buyer represents and warrants to Seller on the date hereof and on the Closing Date as follows.

6.1       Power and Authority of Buyer

Buyer is a corporation duly organised and validly existing under the laws of Delaware. Buyer has and will have the corporate power and authority to make , execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of Buyer. This Agreement constitutes and will constitute a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

6.2       No Violation of Laws and Regulations

Assuming that Buyer's conditions precedent set forth in Section 10.2 are fulfilled, the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not:

(i) violate any provisions of the Articles of Associations or other similar organizational document of Buyer;

(ii) violate any statute, rule, regulation, order or decree of any public body or authority by which Buyer or any of its properties or assets is bound; and

(iii) result in a violation or breach of, constitute a default under, or give rise to a right of termination or acceleration of the performance required by any license, permit, agreement or other instrument to which Buyer is a party, or by which Buyer or any of its properties or assets is bound, excluding from the foregoing clauses (i) through (iii) violations, breaches or defaults which, either individually or in the aggregate, would not prevent Buyer from performing its obligations under this Agreement or consummation of the transactions contemplated by this Agreement.

6.3       Broker's or Finder's Fees

No agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein, except Merril Lynch whose fees and expenses will be paid by Buyer.

6.4       Financing

Buyer will on the Closing and on the date for payment of the balance of the Purchase Price pursuant to Section 4.5, have sufficient cash, available lines of credit or other sources of immediately available funds to enable Buyer to make all payments it may be required to make hereunder.

7.        COVENANTS OF SELLER

Seller covenants and agrees with Buyer as follows.

7.1       Access to Information and Documents

Subject to any applicable antitrust restrictions, from the date hereof until the Closing, Seller will cause Holding, each of the Companies and the concerned Seller's Affiliates to give Buyer and its agents and representatives (including, but not limited to, auditors, lawyers and appraisers) full and complete access during normal working hours to any and all of the properties, assets, books, records and other documents and employees of Holding, each Company and the concerned Seller's Affiliates (to the extent included in or relating to the Business) to enable Buyer to make such examination of the business, properties, assets, books, records, and other documents of Holding, each Company and the Business and to conduct such other due diligence investigation of the Business, including environmental audits, as Buyer may reasonably deem necessary or desirable. As part of such examination Buyer may make such inquiries of such persons having business relationships with Holding, the Companies and the Business (including, but not limited to, suppliers, licensees and customers) as Buyer shall deem necessary or desirable and Seller shall cooperate fully, and shall cause Holding, each Company and the concerned Seller's Affiliates to cooperate fully, with Buyer in connection therewith.

Seller shall and shall cause Seller's Affiliates after Closing to provide to Buyer or Holding copies of documents and other information relating to and of importance to the continued conduct of the Business, if and to the extent so reasonably required by Buyer.

7.2       Conduct of Business Pending Closing

From the date hereof until Closing or, with respect to the Post Closing Companies until the day of Seller's delivery to Holding of the Shares in the respective Post Closing Companies, except as permitted under this Agreement or as consented to by Buyer in writing:

(i) Seller will cause Holding, each of the Companies and the Seller's Affiliates to the extent engaged in the Business to maintain itself at all times as a corporation duly organized, validly existing under the laws of the jurisdiction under which it is incorporated and Seller will and will cause Holding, the Companies and the concerned Seller's Affiliates to execute the Reorganization as expediently and efficiently as reasonably possible;

(ii) Seller will cause Holding, each of the Companies and the concerned Seller's Affiliates to carry on the Business in a good and diligent manner, i.e. substantially in the manner carried on as of the date hereof, and will not permit Holding, any of the Companies or the concerned Seller's Affiliates to engage in any activity or transaction or make any commitment to purchase or spend other than in the ordinary course of the Business as heretofore conducted, or as permitted or contemplated herein;

(iii) Seller will not permit Holding or any Company to declare, authorize or pay any dividend or make any distribution to its respective stockholders or others entitled to share in the profits and will not permit Holding or any Company to redeem, purchase or otherwise acquire, or agree to redeem, purchase or otherwise acquire, any shares of its stock;

(iv) Seller will not permit Holding, any Company or any concerned Seller's Affiliates to pay or obligate itself to pay any compensation, commission or bonus to any director, officer, employee or independent contractor engaged in the Business, except for the regular compensation and commissions payable to such director, officer, employee or independent contractor at the rate (compensation level) in effect on the date of this Agreement;

(v)       Seller  will  see to it that  Holding,  each  Company  and each of the
          concerned  Seller's   Affiliates   maintains  its  existing  insurance
          coverage with respect to the Business;

(vi) Seller will cause Holding, each Company and each of the concerned Seller's Affiliates to use its reasonable best commercial efforts to preserve the Business intact, to maintain the services of employees and independent contractors of the Business and to preserve its relationships with suppliers, licensees, distributors and customers and others having business relationships with the Business, as well as public authorities;

(vii) Seller will without undue delay inform Buyer if any senior manager of any of the companies in the Group or employed in the Business gives notice of termination of his or her employment;

(viii) Seller will not permit Holding, any Company or any of the concerned Seller's Affiliates to, or to obligate itself to, sell or otherwise dispose of or pledge or otherwise encumber, any of its properties or assets pertaining to the Business except in the ordinary course of the Business and Seller will cause Holding, each Company and each of the concerned Seller's Affiliates to maintain its facilities, machinery and equipment pertaining to the Business in good operating condition and repair, subject only to ordinary wear and tear;

(ix)      Seller will not permit Holding or any Company to amend its Articles of
          Association   (unless   required   by  law  or  as  a  result  of  the
          Reorganization); and

(x) If and to the extent relating to the Business, or the Seller's ability to perform or comply with its obligations and undertakings hereunder, Seller will and will cause Holding, the Companies and the concerned Seller's Affiliates to comply with the applicable employment laws and collective bargaining agreements; and

(xi) Seller agrees, for itself and on behalf of Seller's Affiliates, not to directly or indirectly solicit or furnish any information to any prospective buyer, commence or conduct presently ongoing negotiations with any other party or enter into any agreement with any other party concerning the sale of the Business, any of the Companies or any of their respective assets or business or any part thereof.

Without limiting the generality of the foregoing, Seller will consult with Buyer regarding all significant developments, transactions and proposals relating to the Business or operations of any of the assets or liabilities pertaining to the Business.

7.3       Consents and Approvals

Prior to Closing, Seller shall use its reasonable best efforts to provide Buyer with all information concerning Seller, Seller's Affiliates and the Business necessary to obtain all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgements, decrees and orders of any court or governmental agency, board, bureau, body, department or authority required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Seller shall provide Buyer all reasonable assistance in obtaining such consents, approvals etc.

Seller shall use its best efforts following the execution of this Agreement, to make all antitrust filings and notices required of Seller and to obtain prior to the Closing all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgements, decrees and orders of any court or governmental agency, board, bureau, body, department or authority required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and to obtain any consents to assignment necessary in connection with the Reorganization or the sale of Shares.

7.4       Resignation of Board Members

Prior to or at the Closing, or with respect to the Post Closing Companies, on or prior to the day of Seller's delivery to Holding of the shares in the respective Post Closing Companies, Seller shall (unless otherwise agreed with Buyer) procure either;

(i) that shareholders meetings are held in each of Holding and the Companies at which the board members earlier appointed (the "Board Members") are removed from office without such Board Members having any claims for compensation of any kind due to their loss of office; or

(ii) the delivery to Buyer of resignation letters from each of the Board Members substantially in the form set forth in Schedule 7.4.

7.5       Certain Indebtedness; Factoring

Except for trading balances in the ordinary course of business, Seller will cause all indebtedness (whether due or not) from either Seller or Seller's Affiliates to either Holding or any of the Companies to be satisfied in full prior to or as soon as reasonably possible subsequent to Closing and, except for trading balances in the ordinary course of business, and except for factoring arrangements (which are dealt with in the second paragraph of this Section 7.5), Seller will cause indebtedness (whether due or not) from Holding or any of the Companies to Seller or Seller's Affiliates to be satisfied in full on, or prior to Closing.

Seller shall cause the existing factoring arrangement between Seller's Affiliates and the companies in the Group to terminate effective as of the close of business on the Closing Date. Buyer shall be jointly and severally liable with the concerned companies in the Group for any indebtedness to Seller's Affiliates resulting from such factoring arrangements which shall be payable in accordance with their existing terms, if, but only if, such factoring arrangements constituted Interest Bearing Liabilities and as such were deducted from the Purchase Price under Section 4.1 (b) hereof.

7.6       Execution and Transfer of Agreements etc.

Seller will, or will cause the concerned Seller's Affiliates or the concerned companies in the Group (as the case may be) to comply with the provisions in
Section 16.3 (however, with respect to the companies in the Group, prior to Closing only) and, on or prior to Closing, execute and deliver the License Agreement as contemplated in Section 16.2.

Moreover, Seller will prior to Closing cause the Ownership Interests in Deville to be transferred to Holding and to transfer and assign to Holding any other arrangements pertaining thereto. With respect to Uirlis, the Ownership Interests therein and the arrangements pertaining thereto, have been transferred to Sandvik Bahco AB, which is a company in the Group. For the avoidance of doubt, the Seller will make appropriate arrangements for any de minimis holdings listed in schedule 5.5.(a) to be transferred to Holding or to nominee holders nominated by Buyer.

7.7       Non-competition

From Closing and for a period of three (3) years thereafter Seller agrees, for itself and on behalf of Seller's Affiliates, not to anywhere in the world participate, engage or invest, directly or indirectly, in any business that competes with the Business as presently conducted. Notwithstanding the foregoing, Seller's undertaking shall not prevent Seller, or Seller's Affiliates from supplying raw material, components and products (not developed, manufactured or sold within the Business as presently conducted) to competitors to the Business, or from continuing to conduct and develop their respective businesses (except for the Business) including any distribution, service, maintenance and other arrangements so long as the continuation or development of such business is not competitive with the Business as presently conducted (i.e. any activity not directly aimed at the same customer base and principal product application, or from directly or indirectly acquiring or investing in any company or business containing a business competing with the Business, provided, that such company's revenues derived from activities competing with the Business represents less than 20% of the revenues of such acquired company or business. In the event that Seller or any Seller's Affiliate carries out an acquisition or investment in a company conducting business competing with the Business and subsequently wishes to dispose of all or any part of such competing business, Buyer shall have a right of first refusal to acquire such competing business. The foregoing shall not impose any restrictions on Seller or Seller's Affiliates with respect to the operation of or ownership interests in the Sandvik Bisov joint venture in Belorussia.

7.8       Solicitation of Key Employees

Seller agrees, for itself and on behalf of Seller's Affiliates, to use its best efforts to cause all key employees of the Business who, prior to the completion of the Reorganization, were employees of Seller or of Seller's Affiliates, to transfer to the Group.

From the date hereof and for a period of three (3) years after Closing, Seller undertakes and shall cause Seller's Affiliates not to offer employment to or otherwise induce any of the employees of the Companies in the Group listed in
Schedule 7.8 to terminate his or her employment with the concerned company in the Group, without the prior written consent of

Buyer. For the avoidance of doubt, Seller or Seller's Affiliates shall not be restricted from hiring any of the listed employees, who has terminated its employment with the Group without any interference of Seller.

7.9       Confidential Information

Seller agrees, for itself and on behalf of Seller's Affiliates, at any time subsequent to the Closing not to use for any purpose or disclose to any person any Confidential Information other than information relating solely to the Seller and/or Seller's Affiliates.

7.10      Consultation regarding Reorganization of the Business

Pending Closing, Seller shall and shall cause the concerned Seller's Affiliates, to the greatest extent practically possible, to keep Buyer informed on the Reorganization and to consult with Buyer on all matters which may reasonably be of significant interest to Buyer. Seller will consult with Buyer prior to completing any further steps in connection with the Reorganization with a view to causing the Reorganization to be accomplished in a fashion that maximizes the tax position of the Group Companies without tax detriment to the Seller and Seller's Affiliates.

It is foreseen that the Reorganization will require additional financing and similar arrangements. Seller will consult with Buyer prior to making any such new arrangement which is significant with regard to the financial position of the concerned company or companies in the Group.

7.11      Updated Disclosure Schedules

Seller shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the disclosure schedules, but no such disclosure shall except as otherwise set forth herein cure any breach of any representation or warranty which is inaccurate without Buyer's written waiver of such breach, provided, however, such disclosure shall be without prejudice to Seller's right to cure any breach of any representation or warranty as provided for herein.

8.        COVENANTS OF BUYER

Buyer covenants and agrees with Seller as follows.

8.1       Confidential Information

Buyer shall preserve and maintain all Confidential Information of Seller, Seller's Affiliates, the Business and the companies in the Group received from or confirmed by Seller, Seller's Affiliates or the companies in the Group and shall not disclose to any third person (i.e. to other persons than those of its employees, officers and advisors being in need thereof for the purpose of the transactions contemplated herein) or use any such Confidential Information or trade secret for personal advantage, except that Buyer shall be free to use and disclose all or any of such Confidential Information and trade secrets which

(i)       were already in Buyer's  possession at the time of disclosure to Buyer
          or   subsequently   developed  by  Buyer  without   reference  to  and
          independent of the confidential information;

(ii)      are a matter of public knowledge;

(iii) have been or are hereafter published or otherwise made public other than through Buyer; or

(iv) obtained by Buyer from a third party not known by Buyer to be under a confidentiality obligation to Seller or any Seller's Affiliate;

provided, however, that the exceptions contained in subsections (i) through (iv) above shall not apply to such information or pieces of information which alone would fall within the exceptions but which collectively or in combination with other information would constitute Confidential Information.

The covenants of Buyer contained in this Section 8.1 shall with respect to information concerning the companies in the Group (but only with respect to the Business and the companies in the Group), terminate at the Closing. For the avoidance of doubt, it is acknowledged and agreed that the Confidentiality Agreement dated December 9, 1998 and executed by Buyer is superseded by the foregoing provision.

8.2       Consents and Approvals

Buyer shall use its best efforts to as soon as reasonably possible following the execution of this Agreement make all anti-trust filings required of Buyer and notices and to obtain prior to the Closing all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgements, decrees and orders of any court or governmental agency, board, bureau, body, department or authority required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

8.3       No Interference

Except as authorized by Seller or this Agreement, pending the Closing, Buyer will not take any action which could reasonably be expected to interfere with the business or operations of the Seller, Seller's Affiliates or the companies in the Group.

8.4       Execution and transfer of Agreements etc.

Buyer will and will subsequent to Closing cause the concerned companies in the Group to comply with the provisions in Sections 16.2 and 16.3.

Moreover, Buyer will, on or prior to the Closing, execute and deliver to Sandvik the License Agreement as contemplated in Section 16.2 and accept the transfer and assume all remaining rights and obligations of Sandvik pursuant to the agreements as listed in Schedules 16.4.1 and 16.4.2 pertaining to the Ownership Interests and in connection therewith, execute and deliver to Sandvik any and all agreements and other instruments, if any, necessary or reasonably required to properly effect such transfer.

8.5       Certain Indebtedness; Guarantees etc.

Except for trading balances in the ordinary course of business and except for factoring arrangements (which are dealt with in the second paragraph of Section 7.5), in the event there is indebtedness from Holding or any of the Companies to Seller or Seller's Affiliates which has accrued on or prior to Closing and which is fully reflected on or reserved for in the Closing Accounts (i.e. those items which reduce Purchase Price under Section 4.1(b) hereof) but which are not satisfied in full at Closing, Buyer shall subsequent to Closing enable and cause the concerned companies in the Group to satisfy in full such indebtedness, whether due or not, as soon as reasonably possible, except for the factoring arrangements which are repayable in accordance with their terms and as provided in the second paragraph of Section 7.5 hereof.

Moreover, Buyer shall either assume those guarantees, letters of comfort, letters of awareness or similar instruments issued by Seller or Seller's Affiliates in favour of any Company in the Group or the Business if and to the extent such instruments are pertaining exclusively to the Business and were made in the ordinary course of the Business, or alternatively, provide Seller or the concerned Seller's Affiliates with an indemnity issued by the Buyer and providing Seller or the concerned Seller's Affiliates a full coverage for any liability under such instruments.

8.6       Discharge of Liability

Buyer shall at the next ordinary shareholders meetings in each of Holding and the Companies procure that the shareholders meetings vote in favour of discharge of liability of the respective Board Members (as defined in Section 7.4) and otherwise take all reasonable actions necessary to discharge the Board Members of future liability, provided, however, that the respective auditors have not objected to such discharge.

8.7       Handling of recalls, replacements and repairs

Buyer covenants to Seller that in the event of a recall, a replacement or repair of any products within the Business sold prior to Closing which may give rise to a claim against Seller under Section 5.29, it will or will cause the companies in the Group to handle such recall, replacement or repair in a manner reasonably agreed upon with Seller. (Provisions regarding Seller's obligation to provide indemnification in the event of a recall, replacement or repair of any products are contained in Section 14.4.2.)

8.8       Corporate Actions

If and to the extent applicable, following Closing Buyer shall without undue delay prepare all documentation required in addition to the minutes of shareholder's meetings delivered by Seller, and Buyer shall procure that such documentation is appropriate in form and substance and submitted to the appropriate authorities, registers etc. for registration of the members of the board in the respective Companies (provided, that with respect to the Post Closing Companies such actions shall be taken following Seller's delivery to Holding of the shares in and minutes relating to the respective Post Closing Companies).

8.9       Board Members

No later than twenty (20) days following the execution of this Agreement, Buyer shall provide to Seller a complete list of the members of the board in each of the companies in the Group to be appointed at Closing (or with respect to the Post Closing Companies, subsequent to Closing). Such list shall contain for each
individual   listed  the  full  name,  date
of birth, residential address, citizenship, photocopies of passport and any other information as may be reasonably required.

9.        CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO SELL THE SHARES

The obligation of Seller to sell the Shares is subject to the fulfilment or waiver by Seller prior to or at the Closing of the following conditions:

9.1       Shareholders' meetings etc.

Shareholders' meetings in each of Sandvik and Seller have been held and each such meeting has passed a resolution or resolutions to the effect that the transaction contemplated herein has been approved.

9.2       Buyer's Performance

The representations and warranties of Buyer contained in this Agreement or in any written statement delivered by Buyer to Seller pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made at and as of such date and Buyer shall have performed and complied with all the terms, provisions and conditions of this Agreement to be performed and complied with by Buyer at or before the Closing.

9.3       Consents and Approvals

Seller and, if and to the extent applicable, Seller's Affiliates and Buyer shall have obtained all consents, authorization and approvals under all statutes, laws, ordinances, regulations, rules, judgements, decrees and orders of any court or governmental agency, board, bureau, body, department or authority required to be obtained by Seller or Buyer, as the case may be, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including all approvals of antitrust or merger control authorities in all relevant jurisdictions (or, to the extent such antitrust approval is not required, all required antitrust filings or notices shall have been duly made).

9.4       Execution and delivery of Agreements

Each of the agreements set forth in Schedule 9.4 has been duly executed and delivered by each of the Buyer and/or the companies in the Group intended to be parties to such agreements (as the case may be).

10.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO PURCHASE THE SHARES

The obligation of Buyer to purchase the Shares is subject to the fulfilment or waiver by Buyer prior to or at the Closing of the following conditions:

10.1      Seller's Performance

There shall not be any error, misstatement or omission in or breach of the representations and warranties made by Seller in this Agreement which may have a material adverse effect on the Business (defined for this purposes as an effect of more than SEK 100 million) and which is not cured by Seller prior to Closing; and Seller shall have performed and complied with all other terms, provisions and conditions of this Agreement to be performed and complied with by Seller at or before the Closing. For the avoidance of doubt, with respect to the Reorganization, Seller shall have or shall have caused the Reorganization to have been completed except for in the countries of Spain and Italy.

10.2      Consents and Approvals

Seller and, if and to the extent applicable, Seller's Affiliates and Buyer shall have obtained all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgements, decrees and orders of any court or governmental agency, board, bureau, body, department or authority required to be obtained by Seller or Buyer, as the case may be, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including all approvals of antitrust or merger control authorities in all relevant jurisdictions (or, to the extent such antitrust approval is not required, all required antitrust filings or notices shall have been duly made).

10.3      Resignations of Board Members

The members of the board of Holding and each of the Companies shall have been removed from office or resigned in accordance with Section 7.4.

10.4      Execution and delivery of Agreements

Each of the agreements listed in Schedule 10.4 shall have been duly executed by Seller and the concerned Seller's Affiliates (as the case may be).

11.       CLOSING

11.1      Time and place for Closing

The closing of the purchase and sale of the Shares (the "Closing") shall take place at the office of Sandvik, located in Sandviken, Sweden (or at such other place as the parties may mutually agree) at 09:00 o'clock in the forenoon, local time, on the Closing Date. If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date.

11.2      Items to be delivered and actions to be taken by Seller

At the Closing, Seller shall:

(i) deliver to Buyer a duly executed notarial deed of transfer evidencing the transfer of the Shares to Buyer along with a copy of all pages of the share register of Holding reflecting the change of ownership to the Shares;

(ii) deliver to Buyer a certificate of Seller in the form of Schedule 11.2(ii) certifying (a) that Seller has performed and complied with all of the terms, provisions and conditions to be performed and complied with by Seller at or before the Closing and confirming the completion or waiver of all Seller's conditions precedent as of Closing Date and (b) that the Reorganization has in all material respects been completed in accordance with the provisions set forth herein and (c) that each of the representations and warranties in
          Section 5 hereof which by their terms shall be true and correct as of the Closing Date are true and correct as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

(iii) deliver to Buyer a legal opinion or opinions substantially in the form set forth in Schedule 11.2(iii) and reasonably acceptable to Buyer; and

(iv) deliver to Buyer reasonable evidence that the provision in Section 7.4 have been complied with and, to the extent possible, minutes of shareholder's meetings in Holding and each of the Companies in the Group (except for the Post Closing Companies) evidencing that shareholder's meetings in each of such companies have been held and have resolved to appoint the directors of the respective board of such companies as designated by Buyer; (and, with respect to the Post Closing Companies, such minutes shall be delivered along with the shares in the respective Post Closing Companies);

(v) deliver to Buyer each of the agreements listed in Schedule 10.4 executed by Seller, the concerned Seller's Affiliates or the concerned Companies in the Group (as the case may be); and

(vi) deliver to Buyer such other certificates and documents as Buyer or its counsel may reasonably request.

11.3      Items to be delivered and actions to be taken by Buyer

At the Closing, Buyer shall:

(i) pay the Preliminary Purchase Price by way of transfer of immediately available funds to such account at such bank as Seller will designate no later than five (5) Business Days prior to Closing;

(ii) deliver to Seller a certificate of Buyer in the form of Schedule 11.3(ii) certifying (a) that Buyer has performed and complied with all of the terms, provisions and conditions to be performed and complied with by Buyer at or before the Closing and confirming the completion or waiver of all Buyer's conditions precedent as of Closing Date and
          (b) that all representations and warranties of Buyer under Section 6 hereof continue to be true and correct as of the Closing Date;

(iii) deliver to Seller a legal opinion or opinions, substantially in the form set forth in Schedule 11.3(iii) and reasonably satisfactory to Seller;

(iv) execute and deliver to Seller or the concerned Seller's Affiliates (as the case may be) each of the agreements listed in Schedule 9.4; and

(v) deliver to Seller such other certificates and documents as Seller or its counsel may reasonably request.

12.       TERMINATION

This Agreement may only be terminated as follows.

12.1      Mutual Written Agreement

The parties may by mutual written agreement terminate this Agreement.

12.2      Termination by Buyer

Buyer may, without liability to Seller, terminate this Agreement by notice to Seller

(i) at any time prior to the Closing if the Seller is responsible for a material breach of any of Seller's covenants in Sections 7.1, 7.2 and
          7.3 and such breach cannot be cured or caused to be cured by Seller at or prior to the Closing; or

(ii) at the Closing if fulfilment of any of the conditions precedent to the performance of Buyer's obligations at the Closing shall have become impossible due to an act or omission by Seller.

12.3      Termination by Seller

Seller may, without liability to Buyer, terminate this Agreement by notice to Buyer

(i) at any time prior to the Closing if Buyer is responsible for a material breach of any of Buyer's covenants in Sections 8.1, 8.2 and
          8.4 (with respect to Buyer's obligations to be fulfilled or complied with as of Closing) and such breach cannot be cured or caused to be cured by Buyer at or prior to the Closing;

(ii) at the Closing if fulfilment of any of the conditions precedent to the performance of Seller's obligations at the Closing shall have become impossible due to an act or omission by Buyer.

12.4      Effect of Termination at or prior to Closing or the Absence of Closing

If this Agreement is terminated pursuant to this Section 12 or if Closing does not occur by November 1, 1999, due to a condition precedent that has not been fulfilled or waived, this Agreement (except for Section 8.1 which will survive termination indefinitely) shall automatically terminate at the end of the said date and shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders.

Notwithstanding the foregoing, in the case of termination or absence of Closing because of a material default or material breach resulting from the negligent or wilful fault of the other party, the aggrieved party may recover from the defaulting party the amount of expenses (including costs which the aggrieved party would otherwise have to bear pursuant to Section 17.1 of this Agreement) and losses incurred by such aggrieved party in connection with the non-fulfilment of this Agreement and the transactions contemplated hereby.

If this Agreement shall be terminated or if Closing does not occur, each party will:

(i) redeliver all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; and

(ii) destroy all documents, work papers and other materials developed by its auditors, agents and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any party hereto or deliver such documents, work papers and other materials to the party furnishing the same or excise such information or secrets therefrom.

All information received by any party hereto with respect to the business of any other party or any of its subsidiaries (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority), is provided solely for the purpose of consummating the transaction contemplated herein and shall not at any time be used for any other purpose whatsoever, including but not limited to personal advantage, and shall not be disclosed by such party to any third person to the detriment of the party furnishing such information or any of its subsidiaries or affiliates.

13.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

13.1      Survival of Seller's Representations and Warranties

The Seller's representations and warranties set forth in Section 5 shall survive for twenty (20) months from the Closing Date, provided, however, that the Seller's representations and warranties in Sections 5.18 (Environmental), 5.19 (Compliance with laws), 5.26 (Tax) and 5.29 (Products), shall survive until the applicable statutes of limitations have expired, and that the representations and warranties in Section 5.4 (Title to Shares) and 5.5 (Ownership of the Companies and the Ownership Interests) and 5.10 (Title to Properties and Assets; Encumbrances) shall survive indefinitely.

13.2      Survival of Buyer's Representations and Warranties

The representations and warranties of Buyer set forth in Section 6 shall survive for twenty (20) months from the Closing Date.

14.       INDEMNIFICATION

14.1 Indemnification for claims by Buyer of Seller's Representations and Warranties

Subject to the limitations set forth in this Section 14 and in Section 15, Seller shall indemnify and hold Buyer harmless (in all cases as a Purchase Price reduction) from and against any loss, prejudice, damage, cost (including additional taxes) and/or expenses (including attorney fees), collectively "Loss" (in all cases to be calculated as set forth in Section 14.3), suffered or incurred by Buyer, Holding or any of the Companies (as the case may be) as a result of, a breach of any of Seller's representations and warranties.

Notwithstanding anything to the contrary herein, in the event of a claim by Buyer for indemnification by Seller hereunder, in respect of a matter which in Seller's reasonable opinion is capable of being cured, Seller shall have the right, exercisable upon written notice within seven days to Buyer, to cure the breach of the representation or warranty in question for a period of 30 days, following the date of notice by Buyer to Seller claiming indemnification with respect thereto, (or, if the breach cannot reasonably be cured within such 30 days period, the longer period reasonably necessary to cure the breach but in no event more than 60 days).

For the avoidance of doubt

(i) Buyer shall have no claim for a breach of a representation or warranty when an exception to such representation or warranty was expressly made herein or with respect to any breach of any of Seller's
          representations   or   warranties   which   was  based  on  facts  and
          circumstances disclosed in the data room materials or in the additional documentation requested by and supplied to Buyer prior to the date hereof provided that the Buyer reasonably should have foreseen the consequences of such disclosed facts and/or circumstances bearing in mind, inter alia, the limited access to photocopies, materials and answers to attendant questions.

(ii) Buyer shall have no right to indemnification for a breach of representation or warranty if and to the extent the amount of the Loss claimed in respect of such breach was specifically taken into account when determining the Purchase Price under Section 4.1 hereof or adjusted for in the Closing Accounts.

14.2      Indemnification for Breach by Buyer of Representations and Warranties

If Buyer breaches or has breached any of Buyer's representations and warranties, Buyer shall indemnify and hold Seller and Seller's Affiliates harmless from and against any loss, prejudice, damage, cost (including additional taxes) and/or expenses (including attorney fees) suffered or incurred as a result of such breach. When calculating such loss the provisions in Sections 14.3(i) and (ii) shall apply (mutatis mutandis).

14.3      Calculation of Loss etc.

In calculating the amount of Loss according to Section 14.1, there shall be deducted

(i) the amount of any indemnification or other recovery (including without limitation insurance proceeds) actually paid to and received on an after-tax basis by any of the companies in the Group from any third party with respect to such Loss;

(ii) 100 per cent of the tax benefit, if any, actually realized by any of the companies in the Group, as a result thereof. In case tax benefits are realized subsequent to Seller's payment of compensation for a Loss (which has not been reduced for such tax benefit) the tax benefit shall promptly be reimbursed to Seller by Buyer as soon as the tax benefit has been actually realized; and

(iv) any amount which has been or will be compensated for by way of adjustment of the Purchase Price or in any other manner whatsoever.

Further, goodwill not included in the calculation of the Purchase Price, shall be disregarded when calculating a Loss and in no event shall a loss relating to an asset exceed its fair market value.

In the event of double recovery from Seller and from a third party (including insurers), Buyer shall promptly reimburse Seller the net amount of such double recovery.

14.4      Limitation on Seller's Indemnification Obligations

14.4.1    General

Seller shall be obligated to provide indemnification for breach of representations and warranties pursuant to Sections 14.1 when (i) the individual breach has caused a Loss exceeding SEK 200,000; and (ii) to the extent the aggregate amount of all Losses (but for this Section 14.4.1) have exceeded SEK 5 million and Seller's obligation to provide indemnification shall be limited to the excess amount (and, consequently, such SEK 5 million shall constitute a deductible and not a threshold, and SEK 200,000 shall constitute a threshold and not a deductible).

The limitation set forth in this Section 14.4.1 shall not apply with respect to Seller's representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.10 and 5.26.

14.4.2    Products

In case of a recall, replacement or repair of products sold prior to the Closing Date constituting a breach of Seller's representations and warranties in Section
5.29 (Products), Seller's liability to indemnify the Buyer or the concerned company or companies in the Group shall in all cases be limited to the actual variable costs for such recall, replacement or repair plus any fines, fees or penalties which may be imposed as a result thereof. For the avoidance of doubt, the provisions in Section 14.4.1 shall not apply to such indemnification.
Seller's liability to provide indemnification as a result of a breach of Seller's representation and warranties in Section 5.29 (Products), shall in all cases be conditioned upon Buyer's compliance with the provisions in Section 8.7 (Handling of recalls, replacements and repairs).

14.4.3    Environmental matters

The limitations set forth in Section 14.4.1 shall not apply to any Buyer's claim for indemnification relating to environmental matters.

Instead, with respect to any Buyer's claims relating to environmental matters, Seller and Buyer shall carry any Losses in accordance with the following schedule:

                                                Seller               Buyer
up to SEK 10,000,000                             100%                  0%
SEK 10,000,001 - 20,000,000                       80%                 20%
SEK 20,000,001 - 30,000,000                       60%                 40%
SEK 30,000,001 - 200,000,000                      50%                 50%
SEK 200,000,001 and above                        100%                  0%

14.5      Procedure for Indemnification Claims

The respective indemnification obligations of Seller and Buyer pursuant to Sections 14.1 and 14.2 shall be conditioned upon compliance by Buyer and Seller respectively with the following procedures for indemnification claims.

(i) All claims for indemnification must be made in writing and must be based on facts or circumstances which have occurred and are discovered prior to the expiration of the respective representations and warranties set forth herein as provided in Sections 13.1 and 13.2 hereof, respectively.

(ii) All claims for indemnification shall be notified without undue delay to the other party and in no case later than three (3) months after the claiming party became aware of the breach in question, specifying in reasonable detail the claim and the alleged breach of the representation or warranty in question, including all facts and circumstances on which such alleged breach is based.

(iii) In the event any third party asserts any claim with respect to any matter for which Buyer shall have the right to seek indemnification hereunder, Buyer shall without undue delay give notice to Seller, and Seller shall have the right at its election to control the defense of such third-party claim at its own expense by giving notice to

          Buyer. Buyer shall have the right at its choice and cost also to participate in the defense. If Seller elects to control the defense, it will so do acting in good faith and taking into consideration the reasonable interests of each of Holding and the Companies. Buyer undertakes to provide Seller all reasonable assistance and to provide to Seller, free of charge, all material and information in its possession or otherwise available to Buyer which is required or desired to efficiently conduct the defence of such third party claim. Further, Buyer undertakes that it shall not settle any such third party claim without Seller's consent. In all events, the parties shall cooperate in defending against any asserted third-party claims, and the defending party shall keep the other duly and reasonably informed during the defense of such claims. Notwithstanding the foregoing, if there is a reasonable probability that a claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right to defend, compromise or settle such claim. The indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof, the claimant or the plaintiff giving to the indemnified party a release from all liability in respect of such claim.

14.6      Sole and Exclusive Remedy

The indemnification obligations of Seller and Buyer under this Section 14 shall constitute the sole and exclusive remedies available for Buyer and Seller with respect to any breach of any representation or warranty contained in this Agreement and it is agreed that no remedy under the Swedish Sale of Goods Act (1990:931), the International Sale of Goods Act (1987:822) or any other statute or legal principle shall be available, except to the extent expressly provided for in this Agreement.

15.       LIMITATIONS   OF  PRICE   ADJUSTMENT   AND  SELLER'S   INDEMNIFICATION
          OBLIGATIONS

Notwithstanding anything to the contrary herein, the total aggregate maximum amount of (a) the Price Adjustment in favour of Buyer pursuant to the provisions in Section 4.3 and (b) the Seller's obligation to indemnify Buyer for breaches of Seller's representations and warranties pursuant to the provisions in Section 14, shall in all cases be limited to an amount equal to 22% per cent of the Purchase Price as calculated in Section 4.1 hereof.

16.       FURTHER UNDERTAKINGS BY THE PARTIES

16.1      The Sandvik name and trade mark

Sandvik is the sole and exclusive owner of all rights in and to the Sandvik name, the Sandvik trademark and the Sandvik logo.

Neither the Buyer or any of its affiliated companies, nor Holding or any Company has by virtue of this Agreement or otherwise maintained, acquired or been granted any right to use or continue to use the name Sandvik or the Sandvik trade mark or the Sandvik logo in any manner whatsoever (except as provided for in the License Agreement contemplated in Section 16.2 and upon the terms set forth therein).

Prior to Closing, Seller will procure that Holding and each of the Companies having the name "Sandvik" or similar expressions in its corporate name, resolve to change its corporate name to exclude the name "Sandvik" or similar expressions.

Following Closing, Buyer shall (if and to the extent not previously effected by Seller) procure all such resolutions to be properly recorded, registered or otherwise effected without undue delay and Buyer shall cause each of the Companies concerned to cease to use the name "Sandvik" (except as permitted in the License Agreement).

Pursuant to the terms of the License Agreement contemplated in Section 16.2, certain of the Companies will be granted a limited, personal, non-exclusive, non-assignable and non-transferrable right and licence to use the Sandvik trade mark and the Sandvik logo (as defined in the License Agreement). Buyer undertakes not to use and shall cause its affiliates not to use the Sandvik trade name and logo except in each case as permitted pursuant to the terms of the License Agreement.

For the avoidance of doubt, the application of any other remedy as a result of a breach of the undertakings by Buyer hereunder, shall not be construed as consideration for a right to use the Sandvik name, the Sandvik trade names, the Sandvik trade marks or the Sandvik logo and shall in no case give Buyer, Holding or any of the Companies any right whatsoever in and to the Sandvik name, the Sandvik trade names, the Sandvik trade marks or the Sandvik logo.

16.2      Execution of License Agreement

Prior to Closing, Seller shall cause each of the Companies set forth on Schedule
16.2 to execute and deliver a license agreement with Sandvik (in the form of the draft agreement attached to the said Schedule) whereby said Companies, effective as of Closing and upon Buyer's execution thereof (as provided for herein), are granted a limited, personal, non-transferable and non-exclusive right to use Sandvik's trade mark and logo, all upon the terms set forth in such agreement. On the Closing, also Buyer shall execute and deliver to Sandvik such license agreement.

16.3      Related Arrangements

Seller shall as soon as reasonably possible following the execution and delivery of this Agreement identify and present to Buyer a list of agreements or other arrangements with third parties to which Seller or Seller's Affiliates are parties or otherwise bound but which, in whole or in part, exclusively relate to the Business. Buyer shall without undue delay identify those of the listed agreements or other arrangements which Buyer wants to be transferred to Buyer or the concerned companies in the Group (collectively "Related Arrangements"). Subject to any necessary third party consent being obtained, the Related Arrangements shall be transferred (in whole or in relevant parts) from Seller or Seller's

Affiliates to Holding or the concerned Companies (as the case may be) to the effect that Seller and Seller's Affiliates are released from any and all rights and obligations under the Related Arrangements and all such rights and obligations are assumed by Holding or the concerned Companies.

The Seller shall use its reasonable best efforts to obtain the necessary third party consents required to effectuate the transfer of Related Arrangements as contemplated herein and Buyer shall itself and shall (subsequent to Closing) cause Holding or the concerned Companies to give Seller all reasonable assistance in obtaining such consents.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Related Arrangement or an attempt to make such an assignment or transfer without the consent of a third party, which would constitute a breach or violation thereof or affect adversely the rights of a party thereunder; and any transfer or assignment of any Related Arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to Closing, Seller shall continue to use all reasonable efforts to obtain any such approval or consent after the Closing until such time as such consent or approval has been obtained, and Seller will cooperate with Buyer and the concerned companies in the Group in any lawful and economically feasible arrangement to provide that the concerned companies in the Group shall receive the interest of Seller or Seller's Affiliates (as the case may be) in the benefits under any such Related Arrangement, including performance by Seller or Seller's Affiliates (as the case may be) as agent, if economically feasible, provided that the Buyer shall undertake to pay or satisfy or cause the concerned company or companies in the Group to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Buyer or the concerned companies in the Group would have been responsible therefor hereunder if such consent or approval had been obtained.

16.4      Matters relating to the Ownership Interests

16.4.1    Deville

All  agreements  relating to the Ownership  Interests in Deville are attached as
Schedule 16.4.1 hereto.

16.4.2    Uirlis

With respect to Uirlis it is recognized and agreed that (a) pursuant to the Shareholders' Agreement with the majority shareholders Holding will (following the transfer of the Ownership Interests - direct or indirect - to it) have a right to acquire additional shares in Uirlis from the present majority shareholders, and thereby becoming the majority shareholder, and that (b) Uirlis has made a major recall of certain of the products manufactured and distributed by it and a financial restructuring of the company has been made. All agreements relating to the Ownership Interests in Uirlis are attached as Schedule 16.4.2.

16.5      Publicity

It is acknowledged and agreed that the respective parties pursuant to applicable laws or rules of securities exchanges may be required to make public announcements or statements with respect to the transactions contemplated herein. Prior to making any public announcement or statement relating to the transaction contemplated herein, each of the parties agree to consult with the other party with respect to the detailed content of any such announcement or statement, and, further, to the greatest extent permitted under applicable laws, rules and regulations, take any comments made or views expressed by the other party into due and careful consideration when making any public announcement or statement.

16.6      Disclaimer of liability; indemnification

Seller and Seller's Affiliates have caused the Business to be reorganized into the Companies within the Group. The Buyer acknowledges and agrees that all transfers, transactions and other arrangements effected or made in order to reorganize the Business in the Group have been based on the principles "as is" and "where is" and in accordance with the general practice applied with respect to reorganizations within the Sandvik Group and that no representations and warranties, expressed or implied, are given with respect to any transfer, transaction or other arrangement relating to the Reorganization, except for the representations and warranties in
Section 5 hereof. Consequently, all other warranties, conditions, representations or guarantees, expressed or implied, arising by law, custom, oral or written statements (including but not limited to any warranty for merchantability or fitness for a particular purpose) by Seller or Seller's Affiliates to Buyer or any of the Companies in the Group related to the Reorganization are hereby irrevocably superseded, excluded and disclaimed.

For the avoidance of doubt, the provisions in this Section 16.6 shall not limit the Seller's liability under the representations and warranties, covenants and other obligations under this Agreement (including Section 2, Schedule 2 and
Section 7.2(i)).

Buyer hereby undertakes to indemnify and hold Seller and Seller's Affiliates harmless from any and all claims made by the Companies in the Group relating to the Reorganization. For the avoidance of doubt, Buyer's obligation to provide indemnification, shall not apply to the representations given by Seller to Buyer in Section 5 in this Agreement.

16.7      Special Indemnification

For the avoidance of doubt, the undertakings of the respective parties set forth in this Section 16 shall not be subject to any limitation of liability provided for in this Agreement. Instead, in case of a breach of any obligation set forth in this Section 16, any and all remedies available under applicable law shall apply, provided, however, that a breach of any obligation set forth in this
Section 16 shall in no event give a party the right to cancel or terminate this Agreement.

17.       MISCELLANEOUS


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


17.1      Expenses

Whether or not the  Closing is  consummated,  except as  otherwise  provided  in
Section 12.4, each of the parties will pay all of its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.

17.2      Waiver

The parties hereto may by written agreement (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement

17.3      Notices

All notices, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent by certified mail postage prepaid or by facsimile with confirmation by certified mail postage prepaid, addressed as follows:

If to Seller to:

CTT Cutting Tools B.V.
c/o Sandvik AB
SE-811 81  Sandviken

Att: The President of Sandvik AB

fax: +46 (26) 26 10 22

If to Buyer to:

Snap-On Incorporated
Lake View office
10801 Corporate Drive
Pleasant Prairie, Wisconsin 53158
USA

Attention: General Counsel

fax: +1 (414) 656-4762

With a copy to:

Ralf R. Boer
Foley & Lardner
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
USA

fax: +1 (414) 297-5609

or to such other address as may have been furnished in writing to the party giving the notice by the party to whom notice is to be given. Any notice, request or other communication hereunder shall be deemed to be received (i) if made by registered mail, postage prepaid and return receipt requested, on the date of receipt thereof; and (ii) if made by facsimile, on the date of receipt of such facsimile as evidenced by the receipt issued by the sender's fax machine, unless the sender failed to send a confirmation and copy of such notice, request or other communication by registered mail, postage prepaid and return receipt requested no later than the Business Day next succeeding the date on which such facsimile has been sent, in which case such notice, request or other communication shall be deemed to be received on the date of the receipt thereof by registered mail, postage prepaid and return receipt requested.

17.4      Entire Agreement

This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof and there have been and are no agreements, representations or warranties, oral or written among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

17.5      Parties in Interest; Nonassignability

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party without the prior written consent of the other parties. Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

17.6      Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of Sweden without giving effect to the choice of law principles thereof which would result in the application of the laws of another jurisdiction.

17.7      Arbitration

Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity hereof, that the parties are unable to resolve between themselves, shall be finally settled by arbitration in accordance with the rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

The place of arbitration shall be Stockholm and the language to be used in the arbitral proceedings shall be English.

The arbitration proceedings shall be confidential and the arbitral tribunal shall issue appropriate protective orders to safeguard each party's confidential information. Except as required by law, no party shall make (or instruct the arbitral tribunal to make) any public announcement with respect to the proceedings or decision of the arbitral tribunal without the prior written consent of each other party. The existence of any dispute submitted to arbitration, and the award of the arbitral tribunal, shall be kept in confidence by the parties and the arbitral tribunal, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

Either party may, notwithstanding this Agreement, seek from any judicial authority pre-award interim, provisional or conservatory relief that may be necessary to protect the rights of that party pending the arbitral tribunal's determination of the merits of the controversy, as well as an order compelling arbitration or enforcing any arbitral award. Seller agrees, for itself and on behalf of Seller's Affiliates, that the provisions and restrictions contained in Sections 7.7, 7.8 and 7.9 are necessary to protect the legitimate continuing interests of Buyer in acquiring the Shares, and that any violation or breach of these provisions will result in irreparable injury to Buyer for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Buyer for such violation or breach and regardless of any other provisions contained in this Agreement, Buyer shall be entitled to such injunctive and other equitable relief as a court may grant.

17.8      Headings; References to Sections and Schedules

The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The Schedules of disclosures provided for in this Agreement are numbered for convenience purposes only to coincide with the numbering of the Sections. It is therefore agreed that a disclosure for one Section is a disclosure for all Sections herein. All references to Sections and Schedules, unless otherwise indicated, are references to Sections and Schedules of this Agreement.

17.9      Further Assurances

From time to time, at Buyer's request and without further consideration, Seller and Seller's Affiliates will execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby or the Reorganization as described in Section 2 hereof.

Seller shall or shall cause the concerned Seller's Affiliates to allow Buyer to exercise a right of first refusal before transferring the ownership interests in the Bisov joint venture in Belorussia to a party outside Sandvik group of companies.

With respect to pension liabilities of the companies in the Group covered by PRI/FPG insurance, the following shall apply. The Seller and/or Seller's Affiliates (as the case may be) shall as soon as practically possible subsequent to closing be released from any guarantee or similar undertaking securing or otherwise arranged in support of such insurance and Buyer shall simultaneously use its reasonably best efforts to obtain a corresponding PRI/FPG insurance to cover such pension liabilities and to provide in support of such insurance guarantees or similar support substantially equivalent to the arrangements existing immediately prior to Closing. In the event Buyer shall fail to make such arrangements on terms in all material respects similar to the arrangements existing immediately prior to Closing, Seller shall, as agreed between Seller and Buyer, or failing such agreement, at Buyer's option, either (a) provide guarantees or similar arrangements sufficient to allow Buyer to obtain such PRI/FPG insurance, in which case Buyer shall issue an appropriate back-up corporate guarantee to Seller or (b) assume the pension liabilities from the companies in the Group covered by the existing PRI/FPG insurance, in which case Buyer and/or the concerned companies in the Group shall pay to Seller or the concerned Seller's Affiliates an amount equal to the amount of the pension liability assumed, provided, however, that on or after the third anniversary of Closing, Seller shall in all events have the right to apply alternative (b) above. Moreover, in the event alternative (a) above is applied and if Buyer's credit rating is reduced below investment grade rated, triple B, then Buyer shall upon Seller's request provide additional back-up security, reasonably acceptable to Seller.

18.       ENTERING INTO FORCE

This Agreement shall enter into force and effect and become legally valid, binding upon and enforceable against the parties hereto upon:

(i)       the due  execution  and delivery  thereof by each of Seller and Buyer;
          and

(ii) the approval of this Agreement by the Boards of Directors of Seller and Buyer, respectively.

                              ---------------------

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CTT CUTTING TOOL TECHNO-                    SNAP-ON INCORPORATED
LOGY B.V.

/s/ Malcolm Falkland                        /s/ Robert A. Cornog
--------------------------                  --------------------------
By: Malcolm Falkland                        By: Robert A. Cornog

/s/ Thomas B. Hjelm
--------------------------
By: Thomas B. Hjelm






Acknowledged, accepted and agreed
on the Closing Date with respect to
Section 16.6.

SB HOLDING B.V.


/s/ Malcolm Falkland
--------------------------
By: Malcolm Falkland

/s/ Thomas B. Hjelm
--------------------------
By: Thomas B. Hjelm



                                       73.a.

                            Undertaking and Guarantee

This undertaking and guarantee is made on this 16th day of April, 1999, by Sandvik AB ("Sandvik"), a Swedish public company, in favour of Snap-On Incorporated ("Buyer"), a company incorporated and existing under the laws of the State of Delaware, USA.

WHEREAS, Sandvik is the ultimate parent in the Sandvik group of companies;

WHEREAS, CTT Cutting Tool Technology B.V. ("Seller"), a Dutch company and a subsidiary of Sandvik, and Buyer on the date hereof have entered into a Share Purchase Agreement (the "SPA") whereby Buyer will acquire all the shares in Holding (as defined in the SPA), a Dutch company and the parent company in the Group (as defined in the SPA); and

WHEREAS, Buyer has requested Sandvik to stand behind Seller's obligations and undertakings under the SPA and Sandvik is willing to do so.

NOW THEREFORE, Sandvik makes the following representations, undertaking and guarantee in favour of the Buyer.


1.        Representations and warranties by Sandvik

1.1       Power and Authority of Sandvik

Sandvik is and will on the Closing Date (as defined in the SPA) be a corporation duly organized and validly existing under the laws of Sweden. Assuming the adoption of the appropriate resolution(s) satisfying Seller's condition precedent set forth in Section 9.1 in the SPA, Sandvik has the corporate power and authority to make, execute, deliver and perform this Undertaking and Guarantee, and this Undertaking and Guarantee has been duly authorized and approved by all required corporate action of Sandvik and will constitute a legal, valid and binding obligation of Sandvik enforceable against Sandvik in accordance with its terms.

1.2       No Violation of Laws and Regulations

Assuming that Seller's condition precedent set forth in Sections 9.1 and 9.3 in the SPA are fulfilled, the execution and delivery of this Undertaking and Guarantee by Sandvik and the consummation of the transactions contemplated hereby and by the SPA:

(i) will not violate any provision of the Articles of Association of Sandvik;

(ii) will not violate any statute, rule, regulation, order or decree of any public body or authority by which Sandvik or any of its properties or assets is bound; and

(iii) will not result in a violation or breach of, constitute a default under, or give rise to a right of termination, modification or acceleration of the performance required by any licence, permit, agreement or other instrument to which Sandvik is a party or otherwise is bound or by which any of its properties or assets are bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults, which, either individually or in the aggregate, would not prevent Sandvik from performing promptly and fully its obligations under this Undertaking and Guarantee.

2.        UNDERTAKING

Sandvik hereby agrees on behalf of itself and on behalf of Seller's Affiliates (as defined in the SPA) to see to it that Seller and the Seller's Affiliates (including Sandvik) will comply with the provisions in Section 2, 7 and 17.9 in the SPA.

3.        GUARANTEE

Sandvik hereby guarantees to Buyer the performance of all of Seller's undertakings and obligations under all other provisions of the SPA than those referred to in Section 2 above as if such undertakings and obligations were made directly by Sandvik itself (i.e. as for its own debt (Sw. sasom for egen skuld).

4.        TERM

The undertaking made pursuant to Section 2 herein shall remain valid until fulfilled, or if earlier, the SPA or the relevant provision thereof has been terminated in accordance with its terms.

The guarantee made in Section 3 herein shall remain valid until 20 months from the Closing Date (as defined in the SPA), provided, however, that with respect to Seller's representations and warranties regarding environmental, compliance with laws, tax and products set forth in Sections 5.18, 5.19, 5.26 and 5.29 in the SPA, this Guarantee shall remain valid until the applicable statutes of limitations have expired and with respect to representations and warranties regarding title to Shares, Ownership of the Companies and the Ownership Interests and Title to Properties and Assets; Encumbrances in Sections 5.4, 5.5 and 5.10 shall survive indefinitely.

The provisions in Section 14.5 in the SPA, shall apply mutatis mutandis to any claim or claims made under the guarantee made in Section 3 herein.

5.        ENTERING INTO FORCE AND EFFECT

This undertaking and guarantee shall become binding and effective if and when the SPA becomes binding and effective pursuant to the provisions in Section 18. in the SPA.

6.        ARBITRATION

The arbitration agreement in Section 17.7 in the SPA shall cover also any dispute, controversy or claim arising out of or in connection with this Undertaking and Guarantee, provided, however, that in the event of arbitration proceedings involving both Seller and Sandvik, Seller and Sandvik shall jointly appoint one arbitrator.

                                      * * *

This Undertaking and Guarantee is executed on the day first written above in two originals of which Sandvik AB and Buyer has taken one each.

SANDVIK AB; (publ)

/s/ Clas Ake Hedstrom                  /s/ Leif Sunnermalm
-----------------------                --------------------
    Clas Ake Hedstrom                      Leif Sunnermalm

                                       The receipt  and  acceptance
                                       of this  guarantee is hereby
                                       acknowledged  as of the date
                                       first written above.

                                       SNAP-ON INCORPORATED


                                       /s/ Robert A. Cornog
                                       --------------------------
                                       By: Robert A. Cornog

Accepted and agreed with respect to the provisions in Section 4 herein on the date first written above.

CTT CUTTING TOOL
TECHNOLOGY B.V.

/s/ Malcolm Falkland
--------------------------
By: Malcolm Falkland

/s/ Thomas B. Hjelm
--------------------------
By: Thomas B. Hjelm